 Filed Pursuant to Rule 424(b)(5)

Registration No. 333-239131

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 21, 2020)

ATIF HOLDINGS LIMITED

(incorporated in the British Virgin Islands with limited liability)

4,347,826 Ordinary Shares

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering an aggregate of 4,347,826 of our ordinary shares to institutional accredited investors. In a concurrent private placement, we are also selling to such investors warrants to purchase an aggregate of up to 4,347,826 of our ordinary shares (the "Warrants"), which represent 100% of the number of our ordinary shares being issued in this offering. The exercise price of each Warrant is $1.10 per share, and each Warrant will be exercisable immediately upon issuance and will expire five years from the date of issuance. The Warrants and the ordinary shares issuable upon the exercise of the Warrants (the "Warrant Shares") are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. There is no established trading market for the Warrants, and we do not intend to list the Warrants on any national securities exchange or nationally recognized trading system. Unless otherwise indicate dollar amounts reference herein shall mean United States dollars.

Our ordinary shares are listed on the NASDAQ Capital Market under the symbol “ATIF.”

On October 16, 2020, a date within sixty (60) days of the date of this prospectus supplement, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $17,397,800, based on 47,014,674 ordinary shares outstanding, of which 12,338,868 ordinary shares were held by non-affiliates, and a per ordinary share price of $1.41 based on the closing sale price of our ordinary shares on such date. On November 2, 2020, the closing price for one ordinary share was $1.31. You are urged to obtain current market quotations of our ordinary shares. We have not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described under the caption “Risk Factors” beginning on page S-11 of this prospectus supplement, any related free writing prospectus and in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and refer to the risk factors that may be included in our reports and other information that we file with the U.S. Securities and Exchange Commission.

We have retained FT Global Capital, Inc. (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent has no obligation to buy any of the securities from us in this offering or to arrange for the purchase or sale of any specific number or dollar amount of securities but will assist us in this offering on a “reasonable best efforts basis”. We have also agreed to pay the Placement Agent the fees set forth in the table below in connection with this offering.

	Per Share(1)	Total
Offering Price	$0.92	$4,000,000
Placement Agent Fees(2)	$0.07	$300,000
Proceeds, before expenses, to us(3)	$0.85	$3,700,000

(1)	The public offering price per one ordinary share, less the underwriting discount and commissions.
(2)	In addition, we have agreed to reimburse the Placement Agent for certain expenses and to issue to the Placement Agent, or its designees, warrants to purchase up to 391,304 of our ordinary shares (the “Placement Agent Warrants”), which represent 9.0% of the ordinary shares sold in this offering. See “Plan of Distribution” beginning on page S-25 of this prospectus supplement for additional information with respect to the compensation we will pay the Placement Agent.
(3)	The amount of offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Warrants being issued in in the concurrent private placement or the Placement Agent Warrants.

Delivery of the ordinary shares is expected to be made on or about November 5, 2020, subject to the satisfaction of certain closing conditions.

Neither the U.S. Securities and Exchange Commission nor any state securities commission or regulator has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or any related free writing prospectus. Any representation to the contrary is a criminal offense.

Sole Placement Agent

FT Global Capital, Inc.

The date of this prospectus supplement is November 3, 2020.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides you with a general description of the securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus, and, when we refer to the accompanying prospectus, we are referring to the base prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read the information in this prospectus supplement and the accompanying prospectus together with any related free writing prospectus and the additional information incorporated by reference herein and therein as provided for under the heading “Incorporation of Certain Information by Reference.”

Investing in our securities may subject you to tax consequences in the U.S. This prospectus supplement and the accompanying prospectus may not describe these tax consequences fully. You should read the tax discussion in this prospectus supplement and the accompanying prospectus and consult your own tax adviser with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. We have not authorized, and the Placement Agent has not authorized, anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents.

The registration statement of which this prospectus supplement and the accompanying prospectus form a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus supplement. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

Our consolidated financial statements that are incorporated by reference into this prospectus supplement and the accompanying prospectus have been prepared in accordance with U.S. GAAP.

Unless the context otherwise indicates, the terms “us,” “we,” “our,” “ATIF” and the “Company” refer to ATIF Holdings Limited and our subsidiaries.

You should rely only on the information provided or incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities. You should not assume that any information in this prospectus is accurate as of any date other than the date of this prospectus supplement.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires:

●	“Affiliated Entities” refers to our subsidiaries and Qianhai (defined below);

●	“ATIF HK” refers to the indirect wholly-owned subsidiary of ATIF, ATIF Limited, a Hong Kong corporation;

●	“AT Consulting Center” refers to Asia Era International Financial Consulting Center, which is owned and operated by Qianhai (defined below);

●	“BVI” refers to the “British Virgin Islands”;

●	“China” or the “PRC” refers to the People’s Republic of China, excluding, for the purpose of this document only, Taiwan and the special administrative regions of Hong Kong and Macau;

●	“Company,” “we,” “us,” and “our” refers to ATIF Holdings Limited (“ATIF”), a British Virgin Islands business company, and its Affiliated Entities (defined above), as the case may be. Neither ATIF nor any of its Affiliated Entities are in any way or manner related to or associated with a digital publishing company incorporated and registered in Hong Kong, Asia Times Holdings Limited;

●	“CNNM” refers to www.chinacnnm.com, a news and media platform owned and operated by ATIF HK;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“Huaya,” “Huaya Consultant,” or “WFOE” refers to Huaya Consultant (Shenzhen) Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by ATIF HK;

●	“initial public offering” or “IPO” means our initial public offering of Ordinary Shares at $5.00 per Unit which closed in April 29, 2019;

●	“LGC” refers to Leaping Group Co., Ltd. a limited liability organized under the laws of Cayman Islands and a majority-owned subsidiary of the Company;

●	“LGC WFOE” refers to Yuezhong (Shenyang) Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is indirectly wholly-owned by LGC;

●	“LMG” refers to Leaping Media Group Co., Ltd., a limited liability company organized under the laws of the PRC, which we control via a serious of contractual arrangements between LGC WFOE (defined below) and LMG;

●	“preferred shares,” or “Preferred Shares” refer to the Class A preferred shares of the Company, par value $0.001 per share;

●	“Qianhai” is to Qianhai Asia Era (Shenzhen) International Financial Services Co., Ltd., a limited liability company organized under the laws of the PRC, which we control via a series of contractual arrangements between WFOE and Qianhai;

●	“RMB” and “Renminbi” refer to the legal currency of the PRC;

●	“SEC” refers to the Securities and Exchange Commission;

●	“Securities Act” refers to the Securities Act of 1933, as amended;

●	“shares,” “Shares,” “Ordinary Shares,” or “ordinary shares” refer to the Ordinary Shares of the Company, par value $0.001 per share;

●	“U.S. dollars” and “$” refer to the legal currency of the United States; and

●	“VIE” refers to variable interest entity.

PROSPECTUS SUPPLEMENT SUMMARY

 This summary highlights selected information contained elsewhere in this prospectus supplement, in the accompanying prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about this offering, our business and our financial and operating data. You should carefully read the entire prospectus supplement, the accompanying prospectus, including under the sections titled “Risk Factors” included herein and therein, any related free writing prospectus and the documents incorporated by reference into this prospectus supplement the accompanying prospectus, before making an investment decision.

Overview

We are a consulting company providing financial consulting services to small and medium-sized enterprises (“SMEs”). Since our inception in 2015, the main focus of our consulting business has been providing comprehensive going public consulting services designed to help SMEs become public companies on suitable markets and exchanges. Our goal is to become an international financial consulting company with clients and offices throughout Asia. We have to date primarily focused on helping clients going public on the OTC markets and exchanges in the U.S., but we are in the process of expanding our services to listing clients on domestic exchanges in China as well as the Hong Kong Stock Exchange.

Since our inception until July 31, 2019, our revenue was mainly generated from our going public consulting services. We also generated a small portion of our revenue from a one-time registration fee charged to our new clients. We generated total revenue of approximately $3,635,000, $5,308,000, and $3,079,000 for the fiscal years ended July 31, 2017, 2018, and 2019, respectively. The revenues generated from going public consulting services were $3,469,224, $5,236,196, and $3,078,758 for the fiscal years ended July 31, 2017, 2018, and 2019, respectively.

Beginning in August 2018, to complement and facilitate the growth of our going public consulting services, we launched AT Consulting Center to offer financial consulting programs in Shenzhen, and in September 2018, we acquired CNNM, or www.chinacnnm.com, a news and media website focused on distributing financial news and information. In July 2019, we launched an investment and financing analysis reporting business. Although upfront capital and human investments are required in connection with the aforementioned developments, we believe positive synergies can be generated by effectively integrating these three new business ventures with our existing going public consulting services, and we expect these to contribute to our growth in the long run.

In China, a fast-growing economy and a positive market environment have created many entrepreneurial and high-growth enterprises, many of which need assistance in obtaining development funds through financing. China has relatively immature financial systems compared to developed countries. Due to restrictions imposed by China’s foreign exchange regulations, it is difficult for foreign capital to enter China’s capital market. Because of the strict listing policies and a relatively closed financial environment in mainland China, most small to medium sized enterprises in the development stage are unable to list on domestic exchanges in China. Therefore, many Chinese enterprises strive to enter international capital markets through overseas listing for equity financing. However, in China, there is a general lack of understanding of international capital markets, as well as a lack of professional institutions that provide overseas going public consulting services to these companies, and many of them may not be familiar with overseas listing requirements.

We launched our consulting services in 2015. Our aim was to assist these Chinese enterprises by filling the gaps and forming a bridge between PRC companies and overseas markets and exchanges. We have a team of qualified and experienced personnel with legal, regulatory, and language expertise in several overseas jurisdictions. Our services are designed to help SMEs in China achieve their goal of becoming public companies. We create a going public strategy for each client based on many factors, including our assessment of the client’s financial and operational situations, market conditions, and the client’s business and financing requirements. Since our inception and up to July 31, 2019, we have successfully helped seven Chinese enterprises to be quoted on the U.S. OTC markets and are currently assisting our other clients in their respective going public efforts. All of our current and past clients have been Chinese companies, and we plan to expand our operations to other Asian countries, such as Malaysia, Vietnam, and Singapore, by the year of 2020.

Recent Developments

On April 22, 2020, we completed the acquisition of approximately 51.2% of the issue and outstanding ordinary shares of Leaping Group Co., Ltd. (“LGC”) pursuant to the (i) Debt Conversion and Share Purchase Agreement dated as of April 8, 2020 (the “Debt Conversion SPA”) among the Company and LGC, and (ii) Share Exchange Agreement dated as of April 8, 2020 (the “Share Exchange Agreement”) by and among the Company, LGC, and all of the shareholders of LGC (the “Sellers”). Under the terms of the Debt Conversion SPA, LGC issued 3,934,029 of its ordinary shares to the Company in exchange for (i) the satisfaction of the outstanding debt owed to the Company in the amount of US$1,851,000, and (ii) the issuance of 2,800,000 ordinary shares of the Company to LGC. Concurrent with the closing of the Debt Conversion SPA and under the terms of the Share Exchange Agreement (the “Acquisitions”), the Sellers assigned an aggregate of 6,283,001 ordinary shares of LGC to the Company in exchange for an aggregate of 7,140,002 ordinary shares of the Company. After giving effect to the Acquisitions, LGC will be considered a majority-owned subsidiary of the Company and its financial statements will be consolidated with ours.

LGC currently operates a multi-channel advertising business, event planning and execution business, film production business, and movie theater operating business in China. Currently, LGC’s primary market is Heilongjiang and Liaoning, covering major second-tier cities in the areas such as Harbin and Shenyang. LGC’s services are as follows:

•	Multi-Channel Advertising Services. LGC provides advertising creation and production, pre-movie advertisements display, and advertising result evaluation. Typically, LGC will sign an advertising service agreement with an advertising client to undertake the advertising campaign of the client. The scope of service varies according to clients’ needs; it could be a full package of all the above services, or the combination of the latter two services. The price of 15-second slots on our pre-movie advertising network currently ranges from US$3,810 to US$5,276 based on the number of movie theaters in which the advertisement is placed, the length of the time slot purchased, and the duration of the advertising campaign.

•	Event Planning and Execution Services. LGC provides services related to planning and arrangement of events, and production of related advertising materials. After entering an event planning and execution service agreement with a client, LGC will first decide on the suitable form for a marketing event. If it is an offline event, LGC will choose an event venue based on the target customers and budget, design and order exhibition models, decorate the venue, and hold the event on the designated date. If it is an online event, LGC will develop the concept and discuss them with the client. Upon approval, LGC’s designers will design the website based on the concept, and provide background support to make sure that the website is successfully launched and maintained. Typical marketing events include brand promotion through elevator and in-store LED billboard advertisements and potential customer information collection by offering incentives such as static display, performances, free movie tickets, and VR experiences. LGC’s fees for providing Event Planning and Execution Services for an event is negotiated with the client on a case-by-case basis, depending on the scale and length of the event, the number of employees and independent contractors involved, and the desired effect of the event.

•	Film Production Services. LGC Film Production Services include investment in films and TV programs and their distribution in movie theaters or through online platforms.

•	Movie Theater Operating Business. LGC invests in and operates movie theaters in China. LGC currently operates three movie theaters in Shenyang with a total of 17 screens. The operating of our own movie theaters will further enhance both our Multi-Channel Advertising Business and Film Production Business.

•	5G & AI Information Distribution Platform. LGC is investing in and developing a 5G & AI information distribution platform (the “Platform”) to integrate big data of urban cities, enhance effective interaction between consumers and merchants, and boost China’s digital economy. The Platform will feature integration of big platforms, systems, and services, as well as decision making through big data. Once completed, it will be an intelligent information publishing platform that utilizes a unified government network as the channel, a unified cloud data center as the carrier, and a unified information security protection feature as the safeguard. In addition, the Platform will mainly focus on facilitating information sharing, interconnectivity, and business collaboration.

Corporate Information

On January 5, 2015, we established a holding company, ATIF, under the laws of the British Virgin Islands. ATIF owns 100% of ATIF HK, a Hong Kong company incorporated on January 6, 2015 (formerly known as China Elite International Holdings Limited).

On May 20, 2015, WFOE (Huaya Consultant (Shenzhen) Co., Ltd.) was incorporated pursuant to the PRC law as a wholly foreign owned enterprise. ATIF HK holds 100% of the equity interests in WFOE.

On November 3, 2015, our VIE, Qianhai, was incorporated pursuant to the PRC law as a limited company. We operate our going public financial consulting services through Qianhai.

On December 11, 2015, Qianhai established a wholly-owned subsidiary, Qianhai Asia Era (Shenzhen) International Fund Management Co., Ltd. (“Asia Era Fund”). We disposed of our entire equity ownership in Asia Era Fund on September 19, 2018.

As of the date of this prospectus supplement, Qianhai has two shareholders and both are PRC residents. Ronghua Liu, as trustee, is holding 4,925,000 shares (the “Beneficial Shares”), representing 98.5% of outstanding shares of Qianhai, for their beneficial owner, Qiuli Wang (the “Beneficiary”), pursuant to a trust deed entered into and executed under the PRC law on December 11, 2017. The trust deed stipulates, among other customary provisions, that (1) all dividends and interest accrued on the Beneficial Shares shall be payable as directed by the Beneficiary in writing, and (2) the Beneficiary may transfer the Beneficial Shares to a third-party company or individual as required.

In August 2018, Qianhai launched AT Consulting Center to provide financial consulting services.

On September 20, 2018, ATIF HK acquired and started operating CNNM, a news and media platform based in Hong Kong.

On March 7, 2019, ATIF HK changed its name from ASIA TIMES INTERNATIONAL FINANCE LIMITED to ATIF LIMITED. On March 8, 2019, ATIF changed its name from ASIA TIMES HOLDINGS LIMITED to ATIF HOLDINGS LIMITED.

On April 29, 2019, we completed our IPO of 2,074,672 Ordinary Shares at a public offering price of $5.00 per share. Our Ordinary Shares commenced trading on the NASDAQ Capital Market on May 3, 2019, under the symbol “ATIF.”

Pursuant to PRC law, each entity formed under PRC law shall have a business scope as submitted to the Administration of Industry and Commerce or its local counterpart. Depending on the particular business scope, approval by the relevant competent regulatory agencies may be required prior to commencement of business operations. WFOE’s business scope is to primarily engage in investment consulting, business management consulting, corporate image engineering, and communication product development. Since the sole business of WFOE is to provide Qianhai with technical support, consulting services, and other management services relating to its day-to-day business operations and management in exchange for a service fee approximately equal to Qianhai’s net income after the deduction of the required PRC statutory reserve, such business scope is appropriate under PRC law. Qianhai, on the other hand, is also able to, pursuant to its business scope, provide financial consulting businesses. Qianhai is approved by the competent regulatory body in Shenzhen that regulates financial consulting businesses, to engage in financial consulting business operations.

Mr. Ronghua Liu was the majority shareholder of Qianhai prior to our IPO. However, we control Qianhai through VIE contractual arrangements.

On April 22, 2020, we acquired approximately 51.2% of the issued and outstanding ordinary shares of LGC. LGC operates through its VIE, LMG, and its subsidiaries. LMG was established in 2013 as a limited company pursuant to PRC laws, and began generating revenue in 2014. Since the inception of LMG, LGC has consolidated its business practice, consistently expanded our business operation beyond Event Planning and Execution Services to include Multi-Channel Advertising Services and more recently in 2017, started to invest in films and TV programs production and distribution. LGC established a wholly owned subsidiary of LMG, Horgos Xinyuezhong Film Media Co., Ltd. in 2017 pursuant to PRC laws, which was subsequently dissolved on April 17, 2019. The related parties of LMG also established companies pursuant to PRC laws, including Shenyang Tianniu Media Co., Ltd. in 2013, Yuezhong Media (Dalian) Co., Ltd. in 2016, Yuezhong (Beijing) Film Co., Ltd. in 2017, and Harbin Yuechuzhong Media Co., Ltd., Shenyang Xiagong Hotel Management Co., Ltd., and Liaoning Leaping International Cinema Management Co., Ltd. in 2018. The ownership of these companies was transferred to LMG, resulting in these companies being wholly owned subsidiaries of LMG.

Pursuant to PRC laws, each entity formed under PRC law shall have a certain business scope as submitted to the Administration of Industry and Commerce or its local counterpart. Pursuant to specific business scopes, approval by the relevant competent regulatory agencies may be required prior to commencement of business operations. As such, LGC WFOE’s business scope is to primarily engage in technology development, provision of technology service, technology consulting; development of computer software and hardware, computer network technology, game software, provision of enterprise management and related consulting service, human resource consulting service and intellectual property consulting service. Since the sole business of LGC WFOE is to provide LMG with technical support, consulting services and other management services relating to its day-to-day business operations and management in exchange for a service fee approximately equal to LMG’s net income after the deduction of the required PRC statutory reserve, such business scope is necessary and appropriate under PRC laws. LMG, on the other hand, is also able to, pursuant to its business scope, provide Multi-Channel Advertising Services, Event Planning and Execution Services, and Film Production Services.

The following diagram illustrates our current corporate structure as of the date of this prospectus supplement

* 98.5% shares are held by Ronghua Liu in trust for Qiuli Wang.

Our principal executive offices are located at Room 2803, Dachong Business Centre, Dachong 1st Road, Nanshan District, Shenzhen, China, and our telephone number is (+86) 0755-8695-0818. We maintain a website at www.atifchina.com. The Company’s registered office in the British Virgin Islands is located at 4th Floor, Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Islands VG1110. Our current website is www.atifchina.com. The information contained on our website does not constitute a part of this prospectus supplement.

THE OFFERING

Ordinary shares Offered by Us	4,347,826

Offering Price	$0.92 per ordinary share.

Ordinary shares to be Outstanding Immediately After this Offering (1)	51,362,500 ordinary shares (assuming the sale of all of the ordinary shares offered in this offering and excluding ordinary shares issuable upon the exercise of the Warrants to be issued in the concurrent private placement and the Placement Agent Warrants to be issued to the Placement Agent).

Concurrent Private Placement of Warrants

In a concurrent private placement, we are also selling to investors in this offering Warrants to purchase up to an additional 4,347,826 ordinary shares, representing 100% of the ordinary shares being issued in this offering. The exercise price of each Warrant is $1.10 per share, and each Warrant will be exercisable immediately upon issuance and will have a term of five years from the date of issuance. The Warrants and the ordinary shares are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. There is no established trading market for the Warrants, and we do not intend to list the Warrants on any national securities exchange or nationally recognized trading system.

Use of Proceeds	We expect to use the net proceeds from this offering of $3,468,500 for working capital purposes, expanding existing businesses or acquiring or investing in businesses, debt reduction or debt refinancing, capital expenditures and other general corporate purposes. See “Use of Proceeds” on page S-18 of this prospectus supplement.

Risk Factors	You should read the “Risk Factors” sections beginning on page S-11 of this prospectus supplement, accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should read and consider before investing in our securities.

Tax Considerations	You are urged to consult your own tax advisers with respect to the U.S. federal tax consequences of purchasing, owning and disposing of our ordinary shares. See “U.S. Federal Income Tax Considerations” on page S-21 of this prospectus supplement.

Listing	Our ordinary shares are listed on the NASDAQ Capital Market under the symbol “ATIF.” The Warrants and the Placement Agent Warrants will not be listed for trading on any national securities exchange or nationally recognized trading system.

Transfer Agent	Our transfer agent and registrar is Transhare Corporation, 2849 Executive Dr, Suite 200, Clearwater FL 33762.

(1)	The number of ordinary shares that will be outstanding after this offering as shown above is based on 47,014,674 ordinary shares outstanding as of November 1, 2020 and assumes the sale of all ordinary shares being offered pursuant to this prospectus supplement, and does not give effect to the exercise, if any, of the Warrants being issued in in the concurrent private placement or the Placement Agent Warrants and the following:

•	260,000 ordinary shares issuable upon the exercise of warrants outstanding at an exercise price of $6.00 per share;

•	4,347,826 ordinary shares issuable upon the exercise of the Warrants to be issued to investors in a private placement concurrent with this offering, at an exercise price of $1.10 per share; and

•	391,304 ordinary shares issuable upon the exercise of the Placement Agent Warrants to be issued as compensation to the Placement Agent in connection with this offering, at an exercise price of $1.10 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise of the outstanding options or warrants described above; and

•	no exercise of the Warrants sold in the concurrent private placement or the Placement Agent Warrants.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	Our annual report on Form 20-F for the fiscal year ended July 31, 2019 filed with the SEC on December 2, 2019, or the 2019 Form 20-F;

•	Our current report on Form 6-K furnished with the SEC on December 26, 2019, February 12, 2020, April 8, 2020, April 23, 2020, June 11, 2020, July 20, 2020, August 4, 2020, August 7, 2020, August 27, 2020, and September 9, 2020;

•	The description of the securities contained in our registration statement on Form 8-A filed on April 18, 2019 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

•	With respect to each offering of securities under this prospectus, all of our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering under this prospectus.

Our 2019 Form 20-F contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated in this prospectus by reference, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in the documents. You should direct your requests to Fang Cheng, our chief financial officer, at Room 2803, Dachong Business Centre, Dachong 1st Road, Nanshan District, Shenzhen, China. Our telephone number at this address is +86-0755-8695-0818.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file with or furnish to the SEC reports, including annual reports on Form 20-F and other information. All information filed with or furnished to the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC’s website at www.sec.gov.

We also maintain a website at www.atifchina.com, but information contained on our website is not incorporated by reference in this prospectus supplement. You should not regard any information on our website as a part of this prospectus supplement.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus supplement and any accompanying prospectus are part of the registration statement and do not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any related free writing prospectus and the information incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of, and intended to qualify for the safe harbor from liability established by, the United States Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, you can identify these forward-looking statements by words or phrases such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” “would,” or similar expressions, including their negatives. We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include:

•	Any changes in the laws of the PRC or local province that may affect our operation;

•	Current and future economic and political conditions;

•	Inflation and fluctuations in foreign currency exchange rates;

•	Future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•	Our ability to execute our growth and expansion, including our ability to meet our goals;

•	Our on-going ability to obtain all mandatory and voluntary government and other industry certifications, approvals, and/or licenses to conduct our business;

•	Our ability to maintain effective internal control over financial reporting;

•	Our ability to compete in an industry with low barriers to entry;

•	Our ability to continue to operate through our VIE structure;

•	Our capital requirements and our ability to raise any additional financing which we may require;

•	Our ability to attract new clients, and further enhance our brand recognition;

•	Our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business; and

•	Trends and competition in the financial consulting services industry.

The foregoing list of factors is not exclusive. You should read thoroughly this prospectus supplement, the accompanying prospectus and the documents that we reference in this prospectus supplement with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section titled “Risk Factors.” Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements and any related statements made in this prospectus supplement, the accompany prospectus, any related free writing prospectus and the documents incorporated by reference are made as of the date of the respective documents. The forward-looking statements obtained from third-party studies or reports are made as of the date of the corresponding study or report. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though circumstances may change in the future.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. Therefore, you should not invest in our securities unless you are able to bear a loss of your entire investment. You should carefully consider the factors set forth under the heading “Item 3. Key Information - D. Risk Factors” in our most recently filed annual report on Form 20-F, which is incorporated in this prospectus supplement by reference, as updated by our subsequent filings under the Exchange Act, and, if applicable, in any related free writing prospectus before investing in any securities that may be offered pursuant to this prospectus supplement. If any of the events described below or in any such other document occur or the risks described herein or therein materialize, our business, financial condition, results of operations, cash flow and prospects could be materially adversely affected. In addition, risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities.

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our ordinary shares.

Sales of our ordinary shares, preferred shares, warrants, debt securities, units consisting of ordinary shares, preferred shares, warrants, or debt securities, or any combination of the foregoing securities in the public market, or the perception that such sales could occur, could negatively impact the price of our ordinary shares. We have a number of shareholders that own significant blocks of our ordinary shares. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our ordinary shares could be negatively affected.

 This offering and future capital raising efforts may be dilutive to our shareholders or may depress our share price.

In order to finance our operations, we have raised funds through the issuance of ordinary shares and securities convertible into ordinary shares, we intend to do so pursuant to the offering contemplated by this prospectus supplement and may do so again in the future. This offering may have a dilutive effect on our earnings per share and/or book value per share. The actual amount of dilution, if any, cannot be determined at this time and will be based on numerous factors. In the future, we may issue ordinary shares in connection with investments or acquisitions. The number of ordinary shares issued in future offerings, including those issued in connection with an investment or acquisition, could be material. We cannot predict the size of future issuances of ordinary shares or the size or terms of future issuances of debt instruments or other securities convertible into or exercisable or exchangeable for ordinary shares, or the effect, if any, that future issuances and sales of our securities will have on the market price of our ordinary shares. Sales or issuances of substantial numbers of ordinary shares, or the perception that such sales could occur, whether in this offering or any future offering, may adversely affect the market price of our ordinary shares. With any additional sale or issuance of ordinary shares.

In addition, the issuance of additional shares of our ordinary shares, securities convertible into or exercisable for our ordinary shares, other equity-linked securities, including warrants or any combination of the securities pursuant to this prospectus will dilute the ownership interest of our shareholders and could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

An investment in our ordinary shares and warrants to purchase ordinary shares may result in the loss of your entire investment.

An investment in our ordinary shares and warrants is speculative and may result in the loss of your entire investment. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in the Company’s ordinary shares and warrants.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

We face business disruption and related risks resulting from the recent outbreak of the novel coronavirus 2019 (COVID-19), which could have a material adverse effect on our business plan.

Our financial consulting services to SMEs and the businesses of the SMEs could be disrupted and materially adversely affected by the recent outbreak of COVID-19. As a result of measures imposed by the China governments in affected regions, businesses and schools have been suspended due to quarantines intended to contain this outbreak. The spread of COVID-19 from China to other countries has resulted in the Director General of the World Health Organization declaring the outbreak of COVID-19 as a Public Health Emergency of International Concern (PHEIC), based on the advice of the Emergency Committee under the International Health Regulations (2005), and the Centers for Disease Control and Prevention in the U.S. issued a warning on February 25, 2020 regarding the likely spread of COVID-19 to the U.S. While the COVID-19 outbreak is still in very early stages, international stock markets have begun to reflect the uncertainty associated with the slow-down in the Chinese economy and the reduced levels of international travel experienced since the beginning of January and the significant declines in the Dow Industrial Average at the end of February and beginning of March 2020 was largely attributed to the effects of COVID-19. We are still assessing our business plans and the impact COVID-19 may have on our ability to provide financial consulting services to SMEs and to the SMEs’ businesses, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally or in our sector in particular.

In addition, COVID-19 has created substantial disruption of LGC’s operations including the suspension of all theatre operations as a result of mandatory quarantine since January 23, 2020, resulting in the cessation of substantially all revenues related to LGC’s theater business during that period. LGC is still assessing the impact of COVID-19 to its theater business and its other operations. In addition, no assurance can be given that there would not be a future outbreak of COVID-19 which may result in additional quarantine and other measures taken to try to prevent the spread of COVID-19, which may materially and adversely affect our financial condition and results of operations.

If we do not continue to satisfy The NASDAQ Stock Market continued listing requirements, our ordinary shares could be delisted.

The listing of our ordinary shares on The NASDAQ Stock Market (“Nasdaq”) is contingent upon our compliance with Nasdaq’s continued listing standards. On August 4, 2020, the Company was notified by Nasdaq that it was not in compliance with the annual meeting requirement for continued listing on Nasdaq as a result of not having held an annual meeting of stockholders within 12 months of the end of the Company’s fiscal year on July 31, 2020. On August 13, 2020, the Company submitted to Nasdaq its intention to follow home country practice in accordance with Listing Rule 5615(a)(3) and in lieu of Nasdaq’s annual meeting requirement. On August 26, 2020, it received a written notice from Nasdaq that the Company has regained compliance with the Nasdaq’s continued listing standards.

If we should fail to continue to maintain compliance with Nasdaq continued listing standards in the future, then our ordinary shares will be subject to delisting. Delisting could have a material adverse effect on our business, liquidity and on the trading of our ordinary shares. If our ordinary shares were to be delisted, then it could be quoted on the OTCQB market or on the “pink sheets” maintained by the OTC Markets Group. However, such alternatives are generally considered to be less efficient markets. Further, delisting from Nasdaq could also have other negative effects, including potential loss of confidence by partners, lenders, suppliers and employees and could also trigger various defaults under outstanding agreements. Finally, delisting of our ordinary shares could make it harder for us to raise capital and sell securities.

We are subject to litigation which may expose us to liability and require us to incur legal expenses.

On May 14, 2020, Boustead Securities, LLC (“Boustead”) filed a complaint in the United States District Court for the Southern District of New York (CV-03749) against Leaping Group Co., Ltd. and the Company. The case arises from a consulting agreement between the Company and Boustead, wherein Boustead claims that it is entitled to fees in connection with the Company’s cancellation of an $1,851,000 outstanding debt owed by Leaping Group and issuance of 9,940,002 ordinary shares to Leaping Group in exchange for a 51.2% interest in Leaping Group. Boustead claims that the Company breached that consulting agreement and is entitled to fees in connection with the Company acquiring control of Leaping Group. Boustead’s complaint alleges four causes of action against the Company including breach of contract; breach of the implied covenant of good faith and fair dealing; tortious interference with business relationships and quantum meruit. The Boustead litigation is currently in the pleadings stage. The Company has filed a motion to dismiss.

On November 4, 2019, Shenzhen Court of International Arbitration (“Shenzhen Court”) notified Qianhai Asia Era (Shenzhen) International Financial Services Co., Ltd., a limited liability company organized under the laws of the PRC, which we control via a series of contractual arrangements between WFOE and Qianhai (“Qianhai”), regarding the request for arbitration initiated by Huale Group Co., Limited (“Huale”) related to a Going Public Consulting Service Agreement dated March 2, 2017, by and between Qianhai and Huale. Huale claimed that Qianhai failed to refund a deposit of $300,000 after the parties terminated the agreement. Huale asserted its claim at $300,000 (RMB2,073,750), plus any related arbitration fees. On November 14, 2019, Qianhai submitted a counterclaim request, claiming that the $300,000 shall not be refunded since it constituted service fees for consulting services provided to Huale by Qianhai pursuant to the Going Public Consulting Service Agreement. Qianhai asserted its counterclaim for legal fees of RMB88,000, plus any related arbitration fees and travel, translation, and other expenses related to this arbitration proceeding. Qianhai intends to vigorously defend itself and pursue its counterclaim in this proceeding.

On or around September 27, 2020, the Company received an arbitration award dated September 25, 2020 issued by the Shenzhen Court of International Arbitration that Huale won the arbitration case and that Qianhai is obligated to pay back to Huale the $250,000 fee. The Company is currently exploring its options as a result of this arbitration award.

You will incur immediate dilution as a result of this offering.

If you purchase ordinary shares in this offering, you will pay more for your shares than the net tangible book value of your shares. As a result, you will an incur immediate dilution of $0.65 per share, representing the difference between the purchase price of $0.92 per share and our pro forma as adjusted net tangible book value per share after giving effect to this offering as of January 31, 2020 of $0.27. Accordingly, should we be liquidated at our book value, you would not receive the full amount of your investment.

Risks Related to LGC’s Business

LGC’s business is susceptible to fluctuations in the advertising market of China.

We conduct our Multi-Channel Advertising Business primarily in China. Our business depends substantially on the conditions of the PRC advertising market. Demand for pre-movie advertising in China has grown rapidly in the recent decade but such growth is often coupled with volatility in market conditions and fluctuation in pre-movie advertising slot prices. Fluctuations of supply and demand in China’s advertising market are caused by economic, social, political and other factors. Over the years, the Chinese government has announced and implemented various policies and measures aimed to regulate the advertising markets, prohibiting, among other things, misleading content, superlative wording, socially destabilizing content or content involving obscenities, superstition, violence, discrimination or infringement of the public interest. These measures can affect advertising clients’ eligibility to purchase advertising slots. These measures have affected and may continue to affect the conditions of China’s advertising market and cause fluctuations in advertising slot pricing and transaction volume. Furthermore, there may be situations in which advertising clients see a reduced need for marketing initiatives and reduce their spending on such initiatives, which could potentially adversely affect our results of operations. To the extent fluctuations in the advertising market adversely affect advertising transaction volumes or prices, our financial condition and results of operations may be materially and adversely affected.

Failure to maintain or enhance LGC’s brands or image could have a material and adverse effect on our business and results of operations.

We believe LGC’s “Yuezhong” brand is well-recognized among advertising clients and other film industry players such as cinema operators, film producers and advertising agencies in the local markets we operate in. LGC’s brand is integral to its sales and marketing efforts. LGC’s continued success in maintaining and enhancing its brand and image depends to a large extent on its ability to satisfy customer needs by further developing and maintaining quality of services across LGC’s operations, as well as LGC’s ability to respond to competitive pressures. If we are unable to satisfy customer needs or if LGC’s public image or reputation were otherwise diminished, our business transactions with our customers may decline, which could in turn adversely affect our results of operations.

LGC may not be able to successfully execute its strategy of expanding into new geographical markets in China, which could have a material and adverse effect on our business and results of operations.

LGC plans to expand our business into new geographical areas in China, such as first-tier, second-tier, and third-tier cities in the eastern seaboard area and central China. As China is a large and diverse market, consumer trends and demands may vary significantly by region and LGC’s experience in the markets in which it currently operate may not be applicable in other parts of China. As a result, LGC may not be able to leverage its experience to expand into other parts of China. When LGC enters new markets, it may face intense competition from companies with greater experience or an established presence in the targeted geographical areas or from other companies with similar expansion targets. In addition, LGC’s business model may not be successful in new and untested markets and markets with a different legal and business environment, such as Hong Kong and Macau. Therefore, LGC may not be able to grow its revenues in the new cities it enters into due to the substantial costs involved.

If advertising clients or the viewing public do not accept, or lose interest in, our pre-movie advertising network, we may be unable to generate sufficient cash flow from our operating activities and our prospects and results of operations could be negatively affected.

The market for pre-movie advertising networks in China is relatively new and its potential is uncertain. We compete for advertising spending with many forms of more established advertising media, such as television, print media, Internet and other types of out-of-home advertising. Our success depends on the acceptance of our pre-movie advertising network by advertising clients and agencies and their continuing and increased interest in this medium as a component of their advertising strategies. Our success also depends on the viewing public continuing to be receptive towards our media network. Advertising clients may elect not to use our services if they believe that consumers are not receptive to our network or that our network does not provide sufficient value as an effective advertising medium. Likewise, if consumers find some element of our network to be disruptive or intrusive, movie theaters may decide not to allow us to operate the film screens in movie theaters and advertising clients may view our network as a less attractive advertising medium compared to other alternatives. In that event, advertising clients may determine to reduce their spending on our network and pre-movie advertising.

Pre-Movie advertising is a relatively new concept in China and in the advertising industry generally. If LGC is not able to adequately track filmgoers’ responses to its programs, in particular, tracking the demographics of filmgoers most receptive to pre-movie advertising, LGC will not be able to provide sufficient feedback and data to existing and potential advertising clients to help it to generate demand and determine pricing. Without improved market research, advertising clients may reduce their use of pre-movie advertising and instead turn to more traditional forms of advertising that have more established and proven methods of tracking effectiveness.

If a substantial number of advertising clients lose interest in advertising on LGC’s media network for these or other reasons or become unwilling to purchase advertising time slots on our network, LGC will be unable to generate sufficient revenues and cash flow to operate its business, and our revenues, prospects and results of operations could be negatively affected.

LGC derives a large portion of its revenues from the provision of Multi-Channel Advertising Services. If there is a downturn in the film industry, LGC may not be able to diversify its revenue sources and our ability to generate revenues and our results of operations could be materially and adversely affected.

A large portion of LGC’s historical revenues and expected future revenues have been and will be generated from the provision of Multi-Channel Advertising Services, in particular through the display of advertisements on film screens before a movie starts. LGC plans to increase its investments in film and TV programs production and distribution is also closely related to the film industry.

LGC does not have any current plans to expand outside of sectors related to the film industry and enter into other sectors to diversify our revenue sources. As a result, if there were a downturn in the film industry for any reason, LGC may not be able to diversify its revenue sources and our ability to generate revenues and our results of operations could be materially and adversely affected.

One or more of our regional distributors could engage in activities that are harmful to LGC’s reputation in the industry and to its business.

As of April 30, 2020, LGC covered 13 out of the 16 cities where we provide our pre-movie advertising network through contractual arrangements with regional distributors. Under these arrangements, LGC provides its business model and operating expertise to local advertising companies in exchange for their acting as regional distributors of our pre-movie advertising services. LGC’s contractual arrangements with its regional distributors, however, do not provide LGC with control or oversight over their everyday business activities, and one or more of LGC’s regional distributors may engage in activities that violate PRC laws and regulations governing the advertising industry and advertising content, or other PRC laws and regulations generally. Some of LGC’s regional distributors may not possess all of the licenses required to operate an advertising business, or may fail to maintain the licenses they currently hold, which could result in local regulators suspending the operations of the network in those cities. In addition, although LGC has the right to review the advertising content that its regional distributors display on the portion of LGC’s pre-movie advertising network that they operate independently, LGC’s regional distributors may include advertising content on their part of the pre-movie advertising network and violate PRC advertising laws or regulations or expose them and LGC to lawsuits or result in the revocation of LGC’s business license. If any of these events occurs, it could harm LGC’s reputation in the industry.

If LGC is unable to attract advertising clients to purchase advertising time slots on its network, LGC will be unable to maintain or increase its advertising fees, which could negatively affect its ability to grow its profits.

The fees LGC charges advertising clients and agencies for time slots on its network depends on the size and quality of LGC’s network and the demand by advertising clients for advertising time on its network. LGC believes advertising clients choose to advertise on its network in part based on the size of its network and the desirability of the locations of the movie theaters LGC operates. If LGC fails to maintain or increase the number of film screens it operates on or solidify its brand name and reputation as a quality pre-movie advertising provider, advertising clients may be unwilling to purchase time on its network or to pay the levels of advertising fees LGC requires to grow its profits.

When LGC’s current pre-movie advertising network of film screens reaches saturation in the major movie theaters where it operates, LGC may be unable to offer additional time slots to satisfy all of its advertising clients’ needs, which could hamper its ability to generate higher levels of revenues and profitability over time.

When LGC’s pre-movie advertising network of film screens reaches saturation in any particular movie theater, LGC may be unable to offer additional advertising time slots to satisfy all of its advertising clients’ needs. LGC would need to increase its advertising rates for advertising in such movie theaters in order to increase its revenues. However, advertising clients may be unwilling to accept rate increases, which could hamper its ability to generate higher levels of revenues over time. In particular, the utilization rates of LGC’s advertising time slots in the movie theaters with best location are higher than those in other movie theaters and saturation of film screens in these movie theaters could have a material adverse effect on its growth prospects.

If LGC is unable to compete successfully, its financial condition and results of operations may be harmed.

In the pre-movie advertising market inside Heilongjiang and Liaoning, China, LGC believes that it currently does not have any credible competitors because it currently occupies 82% of the market share in the pre-movie advertising market in Heilongjiang and Liaoning. LGC, however, competes for overall advertising spending with other alternative media companies, such as Internet, street furniture, billboard and public transportation advertising companies, and with traditional advertising media, such as newspapers, television, magazines and radio. LGC also competes for advertising dollars spent in the pre-movie advertising industry and faces competition from new entrants into the film multimedia industry in the future. Competition in the advertising industry is primarily based on quality of services or program, brand name recognition, network size and geographic coverage, price, and range of services.

Significant competition could reduce LGC’s operating margins and profitability and result in a loss of market share. Some of LGC’s existing and potential competitors may have competitive advantages, such as significant greater brand recognition, financial, marketing or other resources and may be able to mimic and adopt our business model. Several of LGC’s competitors have significantly larger advertising networks than it does, which gives them an ability to reach a larger number of overall potential consumers and which make them less susceptible to downturns in particular sectors, such as the film industry. Significant competition will provide advertising clients with a wider range of media and advertising service alternatives, which could lead to lower prices and decreased revenues, gross margins and profits.

LGC may be subject to, and may expend significant resources in defending against, government actions and civil suits based on the content LGC provides through its pre-movie advertising network.

Civil claims may be filed against LGC for fraud, defamation, subversion, negligence, copyright or trademark infringement or other violations due to the nature and content of the information displayed on its network. If consumers find the content displayed on LGC’s network to be offensive, movie theaters may seek to hold LGC, and us, responsible for any consumer claims or may terminate their relationships with LGC. Offensive and objectionable content and legal standards for defamation and fraud in China are less defined than in other more developed countries and LGC may not be able to properly screen out unlawful content.

In addition, if the security of the content management system of LGC’s pre-movie advertising network is breached and unauthorized images, text or audio sounds are displayed on its network, viewers or the PRC government may find these images, text or audio sounds to be offensive, which may subject LGC to civil liability or government censure despite LGC’s efforts to ensure the security of its content management system. Any such event may also damage LGC’s reputation. If LGC’s advertising viewers do not believe LGC’s content is reliable or accurate, LGC’s business model may become less appealing to viewers in China and its advertising clients may be less willing to place advertisements on LGC’s network.

LGC has no control over theater chain companies and LGC’s Movie Theater Operating Business may be adversely affected if its access to films is limited or delayed.

In China, film production and distribution entities provide films directly to theater chain companies. Operators of movie theaters lack opportunities to negotiate directly with the film production and distribution entitles for purposes of movie screening. For a movie theater to get the license to screen any movies, it is required to join an existing theater chain or establish its own theater chain. Therefore, we rely on theater chain companies, over whom we have no control, for the films that we exhibit. Although LGC has entered into Theater Chain Agreements with Liaoning North Cinema Line Co., Ltd., according to which the theater chain company will provide LGC with a certain number of films each year. LGC cannot decide which particular films would be provided to it or whether the films provided to it are popular at the moment of exhibition. If the theater chain that LGC has joined could not obtain licenses for first-run exhibition of popular films, LGC’s access to such films would be limited or delayed and LGC’s business may be adversely affected. To the extent that LGC is unable to obtain the license for the exhibition of a popular film in its theaters, LGC’s operating results may be adversely affected.

LGC’s Movie Theater Operating Business depends on film production and performance.

LGC’s ability to operate successfully depends upon the availability, diversity, and appeal of films, its ability to obtain licensed films, and the performance of such films in our markets. The most attended films are usually released during the summer, the calendar year-end holidays, and other holidays, making LGC’s Movie Theater Operating Business highly seasonal. Poor performance of, or any disruption in the production of these films (including by reason of a strike or lack of adequate financing), or a reduction in the marketing efforts of the major film studios, could hurt LGC’s business and results of operations. Conversely, the successful performance of these films, particularly the sustained success of any one film, or an increase in effective marketing efforts of the major film studios, may generate positive results for LGC’s business and operations in a specific fiscal quarter or year that may not necessarily be indicative of, or comparable to, future results of operations.

LG’s movie theaters are subject, at times, to intense competition.

LGC movie theaters are subject to varying degrees of competition in the geographic areas in which it operates. Competitors may be national circuits, regional circuits, or smaller independent exhibitors. Competition among theater exhibition companies is often intense with respect to the following factors:

•	Attracting patrons. The competition for patrons is dependent upon factors such as the availability of popular films, the location and number of theaters and screens in a market, the comfort and quality of the theaters, and pricing. Competitors have built or may be planning to build theaters in certain areas where LGC operates, which could result in excess capacity and increased competition for patrons.

•	Licensing films. LGC believes that the principal competitive factors with respect to film licensing include licensing terms, number of seats and screens available for a particular picture, revenue potential, and the location and condition of an exhibitor’s theaters.

•	New sites and acquisitions. LGC must compete with exhibitors and others in our efforts to locate and acquire attractive new and existing sites for our theaters. There can be no assurance that LGC will be able to acquire such new sites or existing theaters at reasonable prices or on favorable terms. Moreover, some of these competitors may be stronger financially than LGC. As a result of the foregoing, LGC may not succeed in acquiring theaters or may have to pay more than LGC would prefer to make an acquisition.

The theatrical exhibition industry also faces competition from other forms of out-of-home entertainment, such as concerts, amusement parks, and sporting events and from other distribution channels for filmed entertainment, such as cable television, pay-per-view, and home video systems, and from other forms of in-home entertainment.

An increase in the use of alternative film delivery methods or other forms of entertainment may drive down the attendance of LGC’s theaters and limit its ticket prices.

LGC competes with other film delivery methods, including network, syndicated cable and satellite television, and DVDs, as well as video-on-demand, pay-per-view services, and downloads via the Internet. LGC also competes for the public’s leisure time and disposable income with other forms of entertainment, including sporting events, amusement parks, live music concerts, live theater, and restaurants. An increase in the popularity of these alternative film delivery methods and other forms of entertainment could reduce attendance at LGC’s theaters, limit the prices LGC can charge for admission, and materially adversely affect our business and results of operations.

General political, social, and economic conditions can reduce the attendance of our movie theaters.

LGC’s success depends on general political, social, and economic conditions and the willingness of consumers to spend money at movie theaters. If going to films becomes less popular or consumers spend less on concessions, LGC’s operations could be adversely affected. In addition, LGC’s operations could be adversely affected if consumers’ discretionary income falls as a result of an economic downturn. Geopolitical events, including the threat of domestic terrorism or cyber attacks, could cause people to avoid our theaters or other public places where large crowds are in attendance. In addition, due to LGC’s concentration in certain markets, natural disasters such as hurricanes or earthquakes in those markets could adversely affect our overall results of operations.

CAPITALIZATION AND INDEBTEDNESS

 The following table sets forth our cash and capitalization (including indebtedness and stockholders’ equity):

•	on an actual basis as of January 31, 2020; and

•	on an adjusted basis to give effect to an aggregate of 4,347,826 ordinary shares sold at a public offering price of $0.92 for aggregate gross proceeds of approximately $4,000,000, less commissions and estimated aggregate offering expenses.

The amounts shown below are unaudited. The information in this table should be read in conjunction with and is qualified by reference to our consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As at January 31, 2020 (Unaudited)
	Actual	As Adjusted
Total Liabilities	$2,042,942	$2,042,942

Shareholders’ Equity
Ordinary shares, $0.001 par value, 100,000,000 shares authorized, 37,074,672 shares issued and outstanding as of January 31, 2020; 41,422,498 issued and outstanding pro forma	$37,075	$41,423
Additional paid-in capital	$9,492,893	$13,488,003
Statutory reserve	$355,912	$355,912
Accumulated deficit	$(1,655,578)	$(1,655,578)
Accumulated other comprehensive loss	$(117,024)	$(117,024)
Total Stockholders’ Equity	$8,113,278	$12,112,736

Total Capitalization and Indebtedness	$10,156,220	$14,155,678

The above table does not include any potential proceeds from the exercise of the Warrants being issued in the concurrent private placement this offering, the Placement Agent Warrants; and any outstanding warrants. In addition, the above table does not reflect 9,940,002 ordinary shares issued by the Company in connection with the acquisition of LGC in April 2020.

USE OF PROCEEDS

Assuming gross proceeds of $4,000,000 from the sale of 4,347,826 ordinary shares, we estimate that the net proceeds from this offering, after deducting Placement Agent fees and estimated offering expenses payable by us, will be approximately $3,468,500, excluding the proceeds, if any, from the exercise of Warrants issued to investors in the concurrent private placement and of the Placement Agent Warrants.

We intend to use the remaining net proceeds from this offering for:

•	working capital purposes;

•	expanding existing businesses or acquiring or investing in businesses;

•	debt reduction or debt refinancing;

•	capital expenditures; and

•	other general corporate purposes.

Although we intend to use the net proceeds of this offering for the foregoing purposes, the planned expenditures may change significantly and may not be in the order of priority as indicated above. As a result, our management will have broad discretion in the allocation of any net proceeds. Pending use of any net proceeds, we would expect to invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

DILUTION

If you invest in our ordinary shares, you will experience dilution to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share after giving effect to this offering.

Our historical net tangible book value on January 31, 2020 was $7,694,745, or $0.21 per ordinary share. “Net tangible book value” represents our total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of ordinary shares outstanding.

After giving effect to the sale of ordinary shares in this offering, and after deducting the Placement Agent fees and our estimated offering expenses payable by us, our net tangible book value as of January 31, 2020, as adjusted, would have been $11,153,245, or $0.27 per ordinary share. This represents an immediate increase in the pro forma as adjusted net tangible book value of $0.06 per share to our existing shareholders and immediate dilution in net tangible book value of $0.65 per share to the investors in this offering.

Offering price per ordinary share offered (1)		$0.92
Historical net tangible book value per ordinary share as of January 31, 2020	$0.21
Increase in as adjusted net tangible book value per share attributable to this offering	$0.06
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$0.27
Dilution per share to new investors in this offering		$0.65

The above discussion and table are based on 37,074,672 ordinary shares outstanding as of January 31, 2020, and does not include:

•	260,000 ordinary shares issuable upon the exercise of warrants outstanding at an exercise price of $6.00 per share;

•	9,940,002 ordinary shares issued in connection with the acquisition of LGC in April 2020;

•	4,347,826 ordinary shares issuable upon the exercise of the Warrants issued to investors in a private placement concurrent with this offering, at an exercise price of $1.10 per share; and

•	391,304 ordinary shares issuable upon the exercise of the Placement Agent Warrants to be issued as compensation to the Placement Agent in connection with this offering, at an exercise price of $1.10 per share.

The above illustration of dilution per ordinary share to investors participating in this offering assumes no further exercise of outstanding options, warrants or debentures to purchase our ordinary shares, and no exercise of the Warrants issued to investors in a private placement concurrent with this offering or the Placement Agent Warrants. To the extent that any of our outstanding options, warrants or debentures are exercised, or we issue additional ordinary shares, equity securities or convertible debt securities in the future, there may be further dilution to the new investors.

Private Placement of Warrants

In a concurrent private placement, we are selling to investors in this offering Warrants to purchase up to an aggregate of 4,347,826 ordinary shares at an initial exercise price of $1.10 per share. Each Warrant will be exercisable immediately upon issuance and will have a term of five years from the date of issuance. The exercise price and the number of ordinary shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of specified events, including stock dividends, stock splits, combinations and reclassifications of our ordinary shares, as described in the Warrants. In addition, after one-year, the Warrant exercise price may reset to the closing bid price if it is lower than the exercise price then in effect. In addition, the warrant exercise price may subject to adjustment in the event that the Company issues certain securities at prices below the then exercise price.

Holders of the Warrants may exercise their Warrants to purchase our ordinary shares at any time prior to the expiration date. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates and any other persons acting as a group together with the holder and any of the holder's affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to issuance) of the number of our ordinary shares outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation (but in no event shall such limitation exceed 9.99%). Any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such change to us. If at the time of the exercise of a Warrant a registration statement and current prospectus covering the resale by the holder of the ordinary shares issuable upon exercise of the Warrant is not available, the holder may exercise its Warrant in whole or in part on a cashless basis.

Under the Warrant, the Company agreed that it would not enter into a Fundamental Transaction (as defined in the Warrant) unless the successor entity assumes all of the obligations of the Company under the Warrant and the other transaction documents and the successor entity is a publicly traded corporation. Notwithstanding the foregoing, in connection with a Fundamental Transaction at the request of the holder, the Company or the successor entity shall purchase the Warrant from the holder on the date of such request by paying to the holder cash in an amount equal to the black scholes value.

If, at any time while the warrants are outstanding, we issue rights, options or warrants to all holders of our ordinary shares entitling them to purchase our ordinary shares, then the holders of the warrants will be entitled to acquire those rights, options and warrants on the basis of the number of ordinary shares acquirable upon complete exercise of the then outstanding warrants.

If, at any time while the warrants are outstanding, we make a dividend or distribution of assets or rights to acquire assets to all holders of our ordinary shares, the holders of the warrants will be entitled to participate in the dividend or distribution of assets or rights to acquire assets on the basis of the number of ordinary shares acquirable upon complete exercise of the then outstanding warrants.

Subject to any beneficial ownership limitations, at any time the VWAP of our ordinary shares listed exceeds $2.75 per share (as adjusted for share splits, share dividends, recapitalizations and similar events) for ten (10) consecutive trading days and no Equity Conditions Failure (as defined in the Warrant) then exists, the Company shall have the right to require the holder to exercise the Warrant equal to the lesser of (i) the aggregate number of Warrant Shares then permitted to be issued to the Holder subject to any beneficial limitation, and (ii) the Warrant number then in effect.

Except as otherwise provided in the Warrants or by virtue of such holder's ownership of our ordinary shares, the holders of Warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their Warrants.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

United States Federal Income Tax Considerations

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•	banks;

•	financial institutions;

•	insurance companies;

•	regulated investment companies;

•	consulting investment trusts;

•	broker-dealers;

•	persons that elect to mark their securities to market;

•	U.S. expatriates or former long-term residents of the U.S.;

•	governments or agencies or instrumentalities thereof;

•	tax-exempt entities;

•	persons liable for alternative minimum tax;

•	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

•	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

•	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation; or

•	persons holding our Ordinary Shares through partnerships or other pass-through entities.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following brief description sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares and applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws. This brief description is based on the federal income tax laws of the United States in effect as of the date of this annual report and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this annual report, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Share and you are, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign, and other tax consequences to them of the purchase, ownership, and disposition of our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the British Virgin Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this annual report.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

•	at least 75% of its gross income for such taxable year is passive income; or

•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raised in our IPO will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in our IPO) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets, we do not expect to be treated as a PFIC under the current PFIC rules. However, we must make a separate determination each year as to whether we are a PFIC, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we are treating Qianhai as being owned by us for United States federal income tax purposes, not only because we control their management decisions, but also because we are entitled to the economic benefits associated with Qianhai, and as a result, we are treating Qianhai as our wholly-owned subsidiary for U.S. federal income tax purposes. If we are not treated as owning Qianhai for United States federal income tax purposes, we would likely be treated as a PFIC. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raised in our IPO. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

•	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election, under Section 1296 of the US Internal Revenue Code, for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election, under Section 1295(b) of the US Internal Revenue Code, with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange, or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding, under Section 3406 of the US Internal Revenue Code with, at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE OWNERSHIP, EXERCISE OR DISPOSITION OF ORDINARY SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

EXPENSE OF THE ISSUANCE AND DISTRIBUTION

The following table sets forth those expenses to be incurred by us in connection with this offering, excluding Placement Agent fees and expenses. All of the amounts shown are estimates, except the SEC registration fee, which we paid in connection with the filing of the registration statement on Form F-3 of which this prospectus supplement and the accompanying prospectus form a part.

SEC registration fee	$6,500
Legal fees and expenses	180,000
Accounting fees and expenses	20,000
Miscellaneous expenses	25,000
Total	231,500

PLAN OF DISTRIBUTION

Pursuant to engagement letter dated June 18, 2020, we have engaged FT Global Capital, Inc. (“FT Global” or the “Placement Agent”) to act as our exclusive Placement Agent in connection with this offering. Under the terms of the engagement letter, the Placement Agent has agreed to be our exclusive Placement Agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of ordinary shares pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and the investors. The engagement letter does not give rise to any commitment by the Placement Agent to purchase any of our ordinary shares, and the Placement Agent will have no authority to bind us by virtue of the engagement letter. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

The Placement Agent proposes to arrange for the sale of the ordinary shares we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more investors through a securities purchase agreement directly between the investors and us. We will only sell to investors that have entered into the securities purchase agreement. We may not sell the entire amount of the securities being offered pursuant to this prospectus supplement.

We expect to deliver the ordinary shares being offered pursuant to this prospectus supplement and the accompanying prospectus on or about November 5, 2020 subject to satisfaction of certain closing conditions.

Fees and Expenses

We have agreed to pay the Placement Agent a total cash fee equal to 7.5% of the gross proceeds of this offering. We will also pay the Placement Agent $30,000 for travel, due diligence and related expenses and up to $30,000 for the Placement Agent’s legal fees. In addition, we have paid legal fees of $50,000 for the lead investor's counsel.

Placement Agent Warrants

We have also agreed to issue to FT Global the Placement Agent Warrants to purchase up to 391,304 ordinary shares, representing 9.0% of the aggregate number of ordinary shares sold in this offering. The Placement Agent Warrants will have an exercise price equal to $1.10 and will be exercisable the 180th day after the commencement of sales in this offering for five years from such date. The Placement Agent Warrants will have substantially similar terms to the Warrants being issued in the concurrent private placement. The Placement Agent Warrants and the ordinary shares issuable upon exercise thereof are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are not registered pursuant the registration statement of which this prospectus supplement and accompanying prospectus form a part. Pursuant to FINRA Rule 5110(g), the Placement Agent Warrants and any ordinary shares issued upon exercise of the Placement Agent Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for the period beginning on the original date of issuance of the Placement Agent Warrants and ending on and including the 180th day after the commencement of sales in this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Placement Agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

We have agreed to a tail fee equal to the cash and warrant compensation in this offering if any investor which the Placement Agent introduced us to or contacted during the term of its engagement provides us with further capital in a public or private offering or financing or capital raising transaction during the 12-month period following the expiration or termination of the engagement letter.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities relating to or arising out of the Placement Agent’s activities under the engagement letter and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares and warrants by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Other Relationships

From time to time, FT Global may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions.

LEGAL MATTERS

Certain legal matters related to the ordinary shares offered by this prospectus supplement will be passed upon on the Company’s behalf by Ogier, with respect to matters of British Virgin Islands law, and Lewis Brisbois Bisgaard & Smith LLP, San Francisco, CA, with respect to matters of United States law. Legal matters as to PRC law will be passed upon for us by SD & Partners. Certain legal matters will be passed on for the placement agent by Schiff Hardin LLP.

EXPERTS

Friedman LLP, an independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 20-F for the year ended July 31, 2019, which is incorporated by reference in this prospectus supplement. In addition, the consolidated financial balance sheet of LGC and subsidiaries as of June 30, 2019 and 2018, and the related consolidated statements of income and comprehensive income, change in shareholders’ equity, and cash flows for each of the three years then ended, and the related notes, have been audited by Friedman LLP as stated in their report which is incorporated by reference in this prospectus supplement. Such financial statements and schedules of the Company and of LGC have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

ATIF HOLDINGS LIMITED

(incorporated in the British Virgin Islands with limited liability)

$50,000,000

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Units

We may offer and sell our ordinary shares, par value $0.001 per share, preferred shares, par value $0.001, debt securities, warrants, units consisting of ordinary shares, preferred shares, debt securities or warrants, or any other combination of these securities from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of persons other than us. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $50,000,000. Unless otherwise indicated, reference to dollar amount shall mean United States dollars.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any prospectus supplement and any free writing prospectus before you invest in any of our securities.

We may sell the securities independently or together with any other securities registered hereunder to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our ordinary shares are listed on the NASDAQ Capital Market under the symbol “ATIF.” We have registered $50,000,000 of our securities. On July 6, 2020, a date within sixty (60) days of the date of this prospectus, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $19,711,962, based on 47,014,674 ordinary shares outstanding, of which 16,564,674 ordinary shares were held by non-affiliates, and a per ordinary share price of $1.96 based on the closing sale price of our ordinary shares on July 6, 2020. On August 26, 2020, the closing price for our ordinary shares was $1.19. You are urged to obtain current market quotations of our ordinary shares. We have not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus. We will state on the cover of each prospectus supplement the amount of our public float, the amount of securities being offered, and the amount of securities sold during the prior 12 calendar month period that ends on, and includes, the date of the prospectus supplement

Investing in our securities involves risks. You should read the “Risk Factors” section contained in the applicable prospectus supplement, any related free writing prospectus and the documents we incorporate by reference in this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus, including any prospectus supplement, free writing prospectus and documents incorporated by reference. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 21, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration, or continuous offering, process. Under the shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum offering price of up to $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the Securities and Exchange Commission includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Securities and Exchange Commission and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents By Reference” before investing in any of the securities offered.

We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in the accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities. You should not assume that any information in this prospectus is accurate as of any date other than the date of this prospectus.

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

•	“Affiliated Entities” refers to our subsidiaries and Qianhai (defined below);

•	“ATIF HK” refers to the indirect wholly-owned subsidiary of ATIF, ATIF Limited, a Hong Kong corporation;

•	“AT Consulting Center” refers to Asia Era International Financial Consulting Center, which is owned and operated by Qianhai (defined below);

•	“BVI” refers to the “British Virgin Islands”;

•	“China” or the “PRC” refers to the People’s Republic of China, excluding, for the purpose of this document only, Taiwan and the special administrative regions of Hong Kong and Macau;

•	“Company,” “we,” “us,” and “our” refers to ATIF Holdings Limited (“ATIF”), a British Virgin Islands business company, and its Affiliated Entities (defined above), as the case may be. Neither ATIF nor any of its Affiliated Entities are in any way or manner related to or associated with a digital publishing company incorporated and registered in Hong Kong, Asia Times Holdings Limited;

•	“CNNM” refers to www.chinacnnm.com, a news and media platform owned and operated by ATIF HK;

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

•	“Huaya,” “Huaya Consultant,” or “WFOE” refers to Huaya Consultant (Shenzhen) Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by ATIF HK;

•	“initial public offering” or “IPO” means our initial public offering of Ordinary Shares at $5.00 per Unit which closed in April 29, 2019;

•	“LGC” refers to Leaping Group Co., Ltd. a limited liability organized under the laws of Cayman Islands and a majority-owned subsidiary of the Company;

•	“LGC WFOE” refers to Yuezhong (Shenyang) Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is indirectly wholly-owned by LGC;

•	“LMG” refers to Leaping Media Group Co., Ltd., a limited liability company organized under the laws of the PRC, which we control via a serious of contractual arrangements between LGC WFOE (defined below) and LMG;

•	“preferred shares,” or “Preferred Shares” refer to the Class A preferred shares of the Company, par value $0.001 per share;

•	“Qianhai” is to Qianhai Asia Era (Shenzhen) International Financial Services Co., Ltd., a limited liability company organized under the laws of the PRC, which we control via a series of contractual arrangements between WFOE and Qianhai;

•	“RMB” and “Renminbi” refer to the legal currency of the PRC;

•	“SEC” refers to the Securities and Exchange Commission;

•	“Securities Act” refers to the Securities Act of 1933, as amended;

•	“shares,” “Shares,” “Ordinary Shares,” or “ordinary shares” refer to the Ordinary Shares of the Company, par value $0.001 per share;

•	“U.S. dollars” and “$” refer to the legal currency of the United States; and

•	“VIE” refers to variable interest entity.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	Our annual report on Form 20-F for the fiscal year ended July 31, 2019 filed with the SEC on December 2, 2019, or the 2019 Form 20-F;

•	Our current report on Form 6-K furnished with the SEC on December 26, 2019, February 12, 2020, April 8, 2020, April 23, 2020, June 11, 2020, July 20, 2020, August 4, 2020, August 7, 2020, and August 27, 2020;

•	The description of the securities contained in our registration statement on Form 8-A filed on April 18, 2019 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

•	With respect to each offering of securities under this prospectus, all of our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering under this prospectus.

Our 2019 Form 20-F contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated in this prospectus by reference, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in the documents. You should direct your requests to Fang Cheng, our chief financial officer, at Room 2803, Dachong Business Centre, Dachong 1st Road, Nanshan District, Shenzhen, China. Our telephone number at this address is +86-0755-8695-0818.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and related free writing prospectus, and the information incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of, and intended to qualify for the safe harbor from liability established by, the United States Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, you can identify these forward-looking statements by words or phrases such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” “would,” or similar expressions, including their negatives. We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include:

•	Any changes in the laws of the PRC or local province that may affect our operation;

•	Current and future economic and political conditions;

•	Inflation and fluctuations in foreign currency exchange rates;

•	Future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•	Our ability to execute our growth and expansion, including our ability to meet our goals;

•	Our on-going ability to obtain all mandatory and voluntary government and other industry certifications, approvals, and/or licenses to conduct our business;

•	Our ability to maintain effective internal control over financial reporting;

•	Our ability to compete in an industry with low barriers to entry;

•	Our ability to continue to operate through our VIE structure;

•	Our capital requirements and our ability to raise any additional financing which we may require;

•	Our ability to attract new clients, and further enhance our brand recognition;

•	Our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business; and

•	Trends and competition in the financial consulting services industry.

You should read thoroughly this prospectus, any accompanying prospectus supplement and the documents that we reference in this prospectus and any applicable prospectus supplement with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section titled “Risk Factors.” Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements and any related statements made in this prospectus and the documents incorporated by reference are made as of the date of the respective documents. The forward-looking statements obtained from third-party studies or reports are made as of the date of the corresponding study or report. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though circumstances may change in the future.

OUR COMPANY

Overview

We are a consulting company providing financial consulting services to small and medium-sized enterprises (“SMEs”). Since our inception in 2015, the main focus of our consulting business has been providing comprehensive going public consulting services designed to help SMEs become public companies on suitable markets and exchanges. Our goal is to become an international financial consulting company with clients and offices throughout Asia. We have to date primarily focused on helping clients going public on the OTC markets and exchanges in the U.S., but we are in the process of expanding our services to listing clients on domestic exchanges in China as well as the Hong Kong Stock Exchange.

Since our inception until July 31, 2019, our revenue was mainly generated from our going public consulting services. We also generated a small portion of our revenue from a one-time registration fee charged to our new clients. We generated total revenue of approximately $3,635,000, $5,308,000, and $3,079,000 for the fiscal years ended July 31, 2017, 2018, and 2019, respectively. The revenues generated from going public consulting services were $3,469,224, $5,236,196, and $3,078,758 for the fiscal years ended July 31, 2017, 2018, and 2019, respectively.

Beginning in August 2018, to complement and facilitate the growth of our going public consulting services, we launched AT Consulting Center to offer financial consulting programs in Shenzhen, and in September 2018, we acquired CNNM, or www.chinacnnm.com, a news and media website focused on distributing financial news and information. In July 2019, we launched an investment and financing analysis reporting business. Although upfront capital and human investments are required in connection with the aforementioned developments, we believe positive synergies can be generated by effectively integrating these three new business ventures with our existing going public consulting services, and we expect these to contribute to our growth in the long run.

In China, a fast-growing economy and a positive market environment have created many entrepreneurial and high-growth enterprises, many of which need assistance in obtaining development funds through financing. China has relatively immature financial systems compared to developed countries. Due to restrictions imposed by China’s foreign exchange regulations, it is difficult for foreign capital to enter China’s capital market. Because of the strict listing policies and a relatively closed financial environment in mainland China, most small to medium sized enterprises in the development stage are unable to list on domestic exchanges in China. Therefore, many Chinese enterprises strive to enter international capital markets through overseas listing for equity financing. However, in China, there is a general lack of understanding of international capital markets, as well as a lack of professional institutions that provide overseas going public consulting services to these companies, and many of them may not be familiar with overseas listing requirements.

We launched our consulting services in 2015. Our aim was to assist these Chinese enterprises by filling the gaps and forming a bridge between PRC companies and overseas markets and exchanges. We have a team of qualified and experienced personnel with legal, regulatory, and language expertise in several overseas jurisdictions. Our services are designed to help SMEs in China achieve their goal of becoming public companies. We create a going public strategy for each client based on many factors, including our assessment of the client’s financial and operational situations, market conditions, and the client’s business and financing requirements. Since our inception and up to July 31, 2019, we have successfully helped seven Chinese enterprises to be quoted on the U.S. OTC markets and are currently assisting our other clients in their respective going public efforts. All of our current and past clients have been Chinese companies, and we plan to expand our operations to other Asian countries, such as Malaysia, Vietnam, and Singapore, by the year of 2020.

Recent Developments

On April 22, 2020, we completed the acquisition of approximately 51.2% of the issue and outstanding ordinary shares of Leaping Group Co., Ltd. (“LGC”) pursuant to the (i) Debt Conversion and Share Purchase Agreement dated as of April 8, 2020 (the “Debt Conversion SPA”) among the Company and LGC, and (ii) Share Exchange Agreement dated as of April 8, 2020 (the “Share Exchange Agreement”) by and among the Company, LGC, and all of the shareholders of LGC (the “Sellers”). Under the terms of the Debt Conversion SPA, LGC issued 3,934,029 of its ordinary shares to the Company in exchange for (i) the satisfaction of the outstanding debt owed to the Company in the amount of US$1,851,000, and (ii) the issuance of 2,800,000 ordinary shares of the Company to LGC. Concurrent with the closing of the Debt Conversion SPA and under the terms of the Share Exchange Agreement (the “Acquisitions”), the Sellers assigned an aggregate of 6,283,001 ordinary shares of LGC to the Company in exchange for an aggregate of 7,140,002 ordinary shares of the Company. After giving effect to the Acquisitions, LGC will be considered a majority-owned subsidiary of the Company and its financial statements will be consolidated with ours.

LGC currently operates a multi-channel advertising business, event planning and execution business, film production business, and movie theater operating business in China. Currently, LGC’s primary market is Heilongjiang and Liaoning, covering major second-tier cities in the areas such as Harbin and Shenyang. LGC’s services are as follows:

•	Multi-Channel Advertising Services. LGC provides advertising creation and production, pre-movie advertisements display, and advertising result evaluation. Typically, LGC will sign an advertising service agreement with an advertising client to undertake the advertising campaign of the client. The scope of service varies according to clients’ needs; it could be a full package of all the above services, or the combination of the latter two services. The price of 15-second slots on our pre-movie advertising network currently ranges from US$3,810 to US$5,276 based on the number of movie theaters in which the advertisement is placed, the length of the time slot purchased, and the duration of the advertising campaign.

•	Event Planning and Execution Services. LGC provides services related to planning and arrangement of events, and production of related advertising materials. After entering an event planning and execution service agreement with a client, LGC will first decide on the suitable form for a marketing event. If it is an offline event, LGC will choose an event venue based on the target customers and budget, design and order exhibition models, decorate the venue, and hold the event on the designated date. If it is an online event, LGC will develop the concept and discuss them with the client. Upon approval, LGC’s designers will design the website based on the concept, and provide background support to make sure that the website is successfully launched and maintained. Typical marketing events include brand promotion through elevator and in-store LED billboard advertisements and potential customer information collection by offering incentives such as static display, performances, free movie tickets, and VR experiences. LGC’s fees for providing Event Planning and Execution Services for an event is negotiated with the client on a case-by-case basis, depending on the scale and length of the event, the number of employees and independent contractors involved, and the desired effect of the event.

•	Film Production Services. LGC Film Production Services include investment in films and TV programs and their distribution in movie theaters or through online platforms.

•	Movie Theater Operating Business. LGC invests in and operates movie theaters in China. LGC currently operates three movie theaters in Shenyang with a total of 17 screens. The operating of our own movie theaters will further enhance both our Multi-Channel Advertising Business and Film Production Business.

•	5G & AI Information Distribution Platform. LGC is investing in and developing a 5G & AI information distribution platform (the “Platform”) to integrate big data of urban cities, enhance effective interaction between consumers and merchants, and boost China’s digital economy. The Platform will feature integration of big platforms, systems, and services, as well as decision making through big data. Once completed, it will be an intelligent information publishing platform that utilizes a unified government network as the channel, a unified cloud data center as the carrier, and a unified information security protection feature as the safeguard. In addition, the Platform will mainly focus on facilitating information sharing, interconnectivity, and business collaboration.

Corporate Information

On January 5, 2015, we established a holding company, ATIF, under the laws of the British Virgin Islands. ATIF owns 100% of ATIF HK, a Hong Kong company incorporated on January 6, 2015 (formerly known as China Elite International Holdings Limited).

On May 20, 2015, WFOE (Huaya Consultant (Shenzhen) Co., Ltd.) was incorporated pursuant to the PRC law as a wholly foreign owned enterprise. ATIF HK holds 100% of the equity interests in WFOE.

On November 3, 2015, our VIE, Qianhai, was incorporated pursuant to the PRC law as a limited company. We operate our going public financial consulting services through Qianhai.

On December 11, 2015, Qianhai established a wholly-owned subsidiary, Qianhai Asia Era (Shenzhen) International Fund Management Co., Ltd. (“Asia Era Fund”). We disposed of our entire equity ownership in Asia Era Fund on September 19, 2018.

As of the date of this prospectus, Qianhai has two shareholders and both are PRC residents. Ronghua Liu, as trustee, is holding 4,925,000 shares (the “Beneficial Shares”), for their beneficial owner, Qiuli Wang (the “Beneficiary”), pursuant to a trust deed entered into and executed under the PRC law on December 11, 2017. The trust deed stipulates, among other customary provisions, that (1) all dividends and interest accrued on the Beneficial Shares shall be payable as directed by the Beneficiary in writing, and (2) the Beneficiary may transfer the Beneficial Shares to a third-party company or individual as required.

In August 2018, Qianhai launched AT Consulting Center to provide financial consulting services.

On September 20, 2018, ATIF HK acquired and started operating CNNM, a news and media platform based in Hong Kong.

On March 7, 2019, ATIF HK changed its name from ASIA TIMES INTERNATIONAL FINANCE LIMITED to ATIF LIMITED. On March 8, 2019, ATIF changed its name from ASIA TIMES HOLDINGS LIMITED to ATIF HOLDINGS LIMITED.

On April 29, 2019, we completed our IPO of 2,074,672 Ordinary Shares at a public offering price of $5.00 per share. Our Ordinary Shares commenced trading on the Nasdaq Capital Market on May 3, 2019, under the symbol “ATIF.”

Pursuant to PRC law, each entity formed under PRC law shall have a business scope as submitted to the Administration of Industry and Commerce or its local counterpart. Depending on the particular business scope, approval by the relevant competent regulatory agencies may be required prior to commencement of business operations. WFOE’s business scope is to primarily engage in investment consulting, business management consulting, corporate image engineering, and communication product development. Since the sole business of WFOE is to provide Qianhai with technical support, consulting services, and other management services relating to its day-to-day business operations and management in exchange for a service fee approximately equal to Qianhai’s net income after the deduction of the required PRC statutory reserve, such business scope is appropriate under PRC law. Qianhai, on the other hand, is also able to, pursuant to its business scope, provide financial consulting businesses. Qianhai is approved by the competent regulatory body in Shenzhen that regulates financial consulting businesses, to engage in financial consulting business operations.

Mr. Ronghua Liu was the majority shareholder of Qianhai prior to our IPO. However, we control Qianhai through VIE contractual arrangements.

On April 22, 2020, we acquired approximately 51.2% of the issued and outstanding ordinary shares of LGC. LGC operates through its VIE, LMG, and its subsidiaries. LMG was established in 2013 as a limited company pursuant to PRC laws, and began generating revenue in 2014. Since the inception of LMG, LGC has consolidated its business practice, consistently expanded our business operation beyond Event Planning and Execution Services to include Multi-Channel Advertising Services and more recently in 2017, started to invest in films and TV programs production and distribution. LGC established a wholly owned subsidiary of LMG, Horgos Xinyuezhong Film Media Co., Ltd. in 2017 pursuant to PRC laws, which was subsequently dissolved on April 17, 2019. The related parties of LMG also established companies pursuant to PRC laws, including Shenyang Tianniu Media Co., Ltd. in 2013, Yuezhong Media (Dalian) Co., Ltd. in 2016, Yuezhong (Beijing) Film Co., Ltd. in 2017, and Harbin Yuechuzhong Media Co., Ltd., Shenyang Xiagong Hotel Management Co., Ltd., and Liaoning Leaping International Cinema Management Co., Ltd. in 2018. The ownership of these companies was transferred to LMG, resulting in these companies being wholly owned subsidiaries of LMG.

Pursuant to PRC laws, each entity formed under PRC law shall have a certain business scope as submitted to the Administration of Industry and Commerce or its local counterpart. Pursuant to specific business scopes, approval by the relevant competent regulatory agencies may be required prior to commencement of business operations. As such, LGC WFOE’s business scope is to primarily engage in technology development, provision of technology service, technology consulting; development of computer software and hardware, computer network technology, game software, provision of enterprise management and related consulting service, human resource consulting service and intellectual property consulting service. Since the sole business of LGC WFOE is to provide LMG with technical support, consulting services and other management services relating to its day-to-day business operations and management in exchange for a service fee approximately equal to LMG’s net income after the deduction of the required PRC statutory reserve, such business scope is necessary and appropriate under PRC laws. LMG, on the other hand, is also able to, pursuant to its business scope, provide Multi-Channel Advertising Services, Event Planning and Execution Services, and Film Production Services.

The following diagram illustrates our current corporate structure as of the date of this prospectus:

* 98.5% shares are held by Ronghua Liu in trust for Qiuli Wang.

Our principal executive offices are located at Room 2803, Dachong Business Centre, Dachong 1st Road, Nanshan District, Shenzhen, China, and our telephone number is (+86) 0755-8695-0818. We maintain a website at www.atifchina.com. The Company’s registered office in the British Virgin Islands is located at 4th Floor, Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Islands VG1110. Our current website is www.atifchina.com. The information contained on our website does not constitute a part of this document.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. Therefore, you should not invest in our securities unless you are able to bear a loss of your entire investment. You should carefully consider the factors set forth under the heading “Item 3. Key Information - D. Risk Factors” in our most recently filed annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act, and, if applicable, in any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our ordinary shares.

Sales of our ordinary shares, preferred shares, warrants, debt securities, units consisting of ordinary shares, preferred shares, warrants, or debt securities, or any combination of the foregoing securities in the public market, or the perception that such sales could occur, could negatively impact the price of our ordinary shares. We have a number of shareholders that own significant blocks of our ordinary shares. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our ordinary shares could be negatively affected.

In addition, the issuance of additional shares of our ordinary shares, securities convertible into or exercisable for our ordinary shares, other equity-linked securities, including warrants or any combination of the securities pursuant to this prospectus will dilute the ownership interest of our shareholders and could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

We face business disruption and related risks resulting from the recent outbreak of the novel coronavirus 2019 (COVID-19), which could have a material adverse effect on our business plan.

Our financial consulting services to SMEs and the businesses of the SMEs could be disrupted and materially adversely affected by the recent outbreak of COVID-19. As a result of measures imposed by the China governments in affected regions, businesses and schools have been suspended due to quarantines intended to contain this outbreak. The spread of COVID-19 from China to other countries has resulted in the Director General of the World Health Organization declaring the outbreak of COVID-19 as a Public Health Emergency of International Concern (PHEIC), based on the advice of the Emergency Committee under the International Health Regulations (2005), and the Centers for Disease Control and Prevention in the U.S. issued a warning on February 25, 2020 regarding the likely spread of COVID-19 to the U.S. While the COVID-19 outbreak is still in very early stages, international stock markets have begun to reflect the uncertainty associated with the slow-down in the Chinese economy and the reduced levels of international travel experienced since the beginning of January and the significant declines in the Dow Industrial Average at the end of February and beginning of March 2020 was largely attributed to the effects of COVID-19. We are still assessing our business plans and the impact COVID-19 may have on our ability to provide financial consulting services to SMEs and to the SMEs’ businesses, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally or in our sector in particular.

In addition, COVID-19 has created substantial disruption of LGC’s operations including the suspension of all theatre operations as a result of mandatory quarantine since January 23, 2020, resulting in the cessation of substantially all revenues related to LGC’s theater business during that period. LGC is still assessing the impact of COVID-19 to its theater business and its other operations. In addition, no assurance can be given that there would not be a future outbreak of COVID-19 which may result in additional quarantine and other measures taken to try to prevent the spread of COVID-19, which may materially and adversely affect our financial condition and results of operations.

Risks Related to LGC’s Business

LGC’s business is susceptible to fluctuations in the advertising market of China.

We conduct our Multi-Channel Advertising Business primarily in China. Our business depends substantially on the conditions of the PRC advertising market. Demand for pre-movie advertising in China has grown rapidly in the recent decade but such growth is often coupled with volatility in market conditions and fluctuation in pre-movie advertising slot prices. Fluctuations of supply and demand in China’s advertising market are caused by economic, social, political and other factors. Over the years, the Chinese government has announced and implemented various policies and measures aimed to regulate the advertising markets, prohibiting, among other things, misleading content, superlative wording, socially destabilizing content or content involving obscenities, superstition, violence, discrimination or infringement of the public interest. These measures can affect advertising clients’ eligibility to purchase advertising slots. These measures have affected and may continue to affect the conditions of China’s advertising market and cause fluctuations in advertising slot pricing and transaction volume. Furthermore, there may be situations in which advertising clients see a reduced need for marketing initiatives and reduce their spending on such initiatives, which could potentially adversely affect our results of operations. To the extent fluctuations in the advertising market adversely affect advertising transaction volumes or prices, our financial condition and results of operations may be materially and adversely affected.

Failure to maintain or enhance LGC’s brands or image could have a material and adverse effect on our business and results of operations.

We believe LGC’s “Yuezhong” brand is well-recognized among advertising clients and other film industry players such as cinema operators, film producers and advertising agencies in the local markets we operate in. LGC’s brand is integral to its sales and marketing efforts. LGC’s continued success in maintaining and enhancing its brand and image depends to a large extent on its ability to satisfy customer needs by further developing and maintaining quality of services across LGC’s operations, as well as LGC’s ability to respond to competitive pressures. If we are unable to satisfy customer needs or if LGC’s public image or reputation were otherwise diminished, our business transactions with our customers may decline, which could in turn adversely affect our results of operations.

LGC may not be able to successfully execute its strategy of expanding into new geographical markets in China, which could have a material and adverse effect on our business and results of operations.

LGC plans to expand our business into new geographical areas in China, such as first-tier, second-tier, and third-tier cities in the eastern seaboard area and central China. As China is a large and diverse market, consumer trends and demands may vary significantly by region and LGC’s experience in the markets in which it currently operate may not be applicable in other parts of China. As a result, LGC may not be able to leverage its experience to expand into other parts of China. When LGC enters new markets, it may face intense competition from companies with greater experience or an established presence in the targeted geographical areas or from other companies with similar expansion targets. In addition, LGC’s business model may not be successful in new and untested markets and markets with a different legal and business environment, such as Hong Kong and Macau. Therefore, LGC may not be able to grow its revenues in the new cities it enters into due to the substantial costs involved.

If advertising clients or the viewing public do not accept, or lose interest in, our pre-movie advertising network, we may be unable to generate sufficient cash flow from our operating activities and our prospects and results of operations could be negatively affected.

The market for pre-movie advertising networks in China is relatively new and its potential is uncertain. We compete for advertising spending with many forms of more established advertising media, such as television, print media, Internet and other types of out-of-home advertising. Our success depends on the acceptance of our pre-movie advertising network by advertising clients and agencies and their continuing and increased interest in this medium as a component of their advertising strategies. Our success also depends on the viewing public continuing to be receptive towards our media network. Advertising clients may elect not to use our services if they believe that consumers are not receptive to our network or that our network does not provide sufficient value as an effective advertising medium. Likewise, if consumers find some element of our network to be disruptive or intrusive, movie theaters may decide not to allow us to operate the film screens in movie theaters and advertising clients may view our network as a less attractive advertising medium compared to other alternatives. In that event, advertising clients may determine to reduce their spending on our network and pre-movie advertising.

Pre-Movie advertising is a relatively new concept in China and in the advertising industry generally. If LGC is not able to adequately track filmgoers’ responses to its programs, in particular, tracking the demographics of filmgoers most receptive to pre-movie advertising, LGC will not be able to provide sufficient feedback and data to existing and potential advertising clients to help it to generate demand and determine pricing. Without improved market research, advertising clients may reduce their use of pre-movie advertising and instead turn to more traditional forms of advertising that have more established and proven methods of tracking effectiveness.

If a substantial number of advertising clients lose interest in advertising on LGC’s media network for these or other reasons or become unwilling to purchase advertising time slots on our network, LGC will be unable to generate sufficient revenues and cash flow to operate its business, and our revenues, prospects and results of operations could be negatively affected.

LGC derives a large portion of its revenues from the provision of Multi-Channel Advertising Services. If there is a downturn in the film industry, LGC may not be able to diversify its revenue sources and our ability to generate revenues and our results of operations could be materially and adversely affected.

A large portion of LGC’s historical revenues and expected future revenues have been and will be generated from the provision of Multi-Channel Advertising Services, in particular through the display of advertisements on film screens before a movie starts. LGC plans to increase its investments in film and TV programs production and distribution is also closely related to the film industry.

LGC does not have any current plans to expand outside of sectors related to the film industry and enter into other sectors to diversify our revenue sources. As a result, if there were a downturn in the film industry for any reason, LGC may not be able to diversify its revenue sources and our ability to generate revenues and our results of operations could be materially and adversely affected.

One or more of our regional distributors could engage in activities that are harmful to LGC’s reputation in the industry and to its business.

As of April 30, 2020, LGC covered 13 out of the 16 cities where we provide our pre-movie advertising network through contractual arrangements with regional distributors. Under these arrangements, LGC provides its business model and operating expertise to local advertising companies in exchange for their acting as regional distributors of our pre-movie advertising services. LGC’s contractual arrangements with its regional distributors, however, do not provide LGC with control or oversight over their everyday business activities, and one or more of LGC’s regional distributors may engage in activities that violate PRC laws and regulations governing the advertising industry and advertising content, or other PRC laws and regulations generally. Some of LGC’s regional distributors may not possess all of the licenses required to operate an advertising business, or may fail to maintain the licenses they currently hold, which could result in local regulators suspending the operations of the network in those cities. In addition, although LGC has the right to review the advertising content that its regional distributors display on the portion of LGC’s pre-movie advertising network that they operate independently, LGC’s regional distributors may include advertising content on their part of the pre-movie advertising network and violate PRC advertising laws or regulations or expose them and LGC to lawsuits or result in the revocation of LGC’s business license. If any of these events occurs, it could harm LGC’s reputation in the industry.

If LGC is unable to attract advertising clients to purchase advertising time slots on its network, LGC will be unable to maintain or increase its advertising fees, which could negatively affect its ability to grow its profits.

The fees LGC charges advertising clients and agencies for time slots on its network depends on the size and quality of LGC’s network and the demand by advertising clients for advertising time on its network. LGC believes advertising clients choose to advertise on its network in part based on the size of its network and the desirability of the locations of the movie theaters LGC operates. If LGC fails to maintain or increase the number of film screens it operates on or solidify its brand name and reputation as a quality pre-movie advertising provider, advertising clients may be unwilling to purchase time on its network or to pay the levels of advertising fees LGC requires to grow its profits.

When LGC’s current pre-movie advertising network of film screens reaches saturation in the major movie theaters where it operates, LGC may be unable to offer additional time slots to satisfy all of its advertising clients’ needs, which could hamper its ability to generate higher levels of revenues and profitability over time.

When LGC’s pre-movie advertising network of film screens reaches saturation in any particular movie theater, LGC may be unable to offer additional advertising time slots to satisfy all of its advertising clients’ needs. LGC would need to increase its advertising rates for advertising in such movie theaters in order to increase its revenues. However, advertising clients may be unwilling to accept rate increases, which could hamper its ability to generate higher levels of revenues over time. In particular, the utilization rates of LGC’s advertising time slots in the movie theaters with best location are higher than those in other movie theaters and saturation of film screens in these movie theaters could have a material adverse effect on its growth prospects.

If LGC is unable to compete successfully, its financial condition and results of operations may be harmed.

In the pre-movie advertising market inside Heilongjiang and Liaoning, China, LGC believes that it currently does not have any credible competitors because it currently occupies 82% of the market share in the pre-movie advertising market in Heilongjiang and Liaoning. LGC, however, competes for overall advertising spending with other alternative media companies, such as Internet, street furniture, billboard and public transportation advertising companies, and with traditional advertising media, such as newspapers, television, magazines and radio. LGC also competes for advertising dollars spent in the pre-movie advertising industry and faces competition from new entrants into the film multimedia industry in the future. Competition in the advertising industry is primarily based on quality of services or program, brand name recognition, network size and geographic coverage, price, and range of services.

Significant competition could reduce LGC’s operating margins and profitability and result in a loss of market share. Some of LGC’s existing and potential competitors may have competitive advantages, such as significant greater brand recognition, financial, marketing or other resources and may be able to mimic and adopt our business model. Several of LGC’s competitors have significantly larger advertising networks than it does, which gives them an ability to reach a larger number of overall potential consumers and which make them less susceptible to downturns in particular sectors, such as the film industry. Significant competition will provide advertising clients with a wider range of media and advertising service alternatives, which could lead to lower prices and decreased revenues, gross margins and profits.

LGC may be subject to, and may expend significant resources in defending against, government actions and civil suits based on the content LGC provides through its pre-movie advertising network.

Civil claims may be filed against LGC for fraud, defamation, subversion, negligence, copyright or trademark infringement or other violations due to the nature and content of the information displayed on its network. If consumers find the content displayed on LGC’s network to be offensive, movie theaters may seek to hold LGC, and us, responsible for any consumer claims or may terminate their relationships with LGC. Offensive and objectionable content and legal standards for defamation and fraud in China are less defined than in other more developed countries and LGC may not be able to properly screen out unlawful content.

In addition, if the security of the content management system of LGC’s pre-movie advertising network is breached and unauthorized images, text or audio sounds are displayed on its network, viewers or the PRC government may find these images, text or audio sounds to be offensive, which may subject LGC to civil liability or government censure despite LGC’s efforts to ensure the security of its content management system. Any such event may also damage LGC’s reputation. If LGC’s advertising viewers do not believe LGC’s content is reliable or accurate, LGC’s business model may become less appealing to viewers in China and its advertising clients may be less willing to place advertisements on LGC’s network.

LGC has no control over theater chain companies and LGC’s Movie Theater Operating Business may be adversely affected if its access to films is limited or delayed.

In China, film production and distribution entities provide films directly to theater chain companies. Operators of movie theaters lack opportunities to negotiate directly with the film production and distribution entitles for purposes of movie screening. For a movie theater to get the license to screen any movies, it is required to join an existing theater chain or establish its own theater chain. Therefore, we rely on theater chain companies, over whom we have no control, for the films that we exhibit. Although LGC has entered into Theater Chain Agreements with Liaoning North Cinema Line Co., Ltd., according to which the theater chain company will provide LGC with a certain number of films each year. LGC cannot decide which particular films would be provided to it or whether the films provided to it are popular at the moment of exhibition. If the theater chain that LGC has joined could not obtain licenses for first-run exhibition of popular films, LGC’s access to such films would be limited or delayed and LGC’s business may be adversely affected. To the extent that LGC is unable to obtain the license for the exhibition of a popular film in its theaters, LGC’s operating results may be adversely affected.

LGC’s Movie Theater Operating Business depends on film production and performance.

LGC’s ability to operate successfully depends upon the availability, diversity, and appeal of films, its ability to obtain licensed films, and the performance of such films in our markets. The most attended films are usually released during the summer, the calendar year-end holidays, and other holidays, making LGC’s Movie Theater Operating Business highly seasonal. Poor performance of, or any disruption in the production of these films (including by reason of a strike or lack of adequate financing), or a reduction in the marketing efforts of the major film studios, could hurt LGC’s business and results of operations. Conversely, the successful performance of these films, particularly the sustained success of any one film, or an increase in effective marketing efforts of the major film studios, may generate positive results for LGC’s business and operations in a specific fiscal quarter or year that may not necessarily be indicative of, or comparable to, future results of operations.

LG’s movie theaters are subject, at times, to intense competition.

LGC movie theaters are subject to varying degrees of competition in the geographic areas in which it operates. Competitors may be national circuits, regional circuits, or smaller independent exhibitors. Competition among theater exhibition companies is often intense with respect to the following factors:

•	Attracting patrons. The competition for patrons is dependent upon factors such as the availability of popular films, the location and number of theaters and screens in a market, the comfort and quality of the theaters, and pricing. Competitors have built or may be planning to build theaters in certain areas where LGC operates, which could result in excess capacity and increased competition for patrons.

•	Licensing films. LGC believes that the principal competitive factors with respect to film licensing include licensing terms, number of seats and screens available for a particular picture, revenue potential, and the location and condition of an exhibitor’s theaters.

•	New sites and acquisitions. LGC must compete with exhibitors and others in our efforts to locate and acquire attractive new and existing sites for our theaters. There can be no assurance that LGC will be able to acquire such new sites or existing theaters at reasonable prices or on favorable terms. Moreover, some of these competitors may be stronger financially than LGC. As a result of the foregoing, LGC may not succeed in acquiring theaters or may have to pay more than LGC would prefer to make an acquisition.

The theatrical exhibition industry also faces competition from other forms of out-of-home entertainment, such as concerts, amusement parks, and sporting events and from other distribution channels for filmed entertainment, such as cable television, pay-per-view, and home video systems, and from other forms of in-home entertainment.

An increase in the use of alternative film delivery methods or other forms of entertainment may drive down the attendance of LGC’s theaters and limit its ticket prices.

LGC competes with other film delivery methods, including network, syndicated cable and satellite television, and DVDs, as well as video-on-demand, pay-per-view services, and downloads via the Internet. LGC also competes for the public’s leisure time and disposable income with other forms of entertainment, including sporting events, amusement parks, live music concerts, live theater, and restaurants. An increase in the popularity of these alternative film delivery methods and other forms of entertainment could reduce attendance at LGC’s theaters, limit the prices LGC can charge for admission, and materially adversely affect our business and results of operations.

General political, social, and economic conditions can reduce the attendance of our movie theaters.

LGC’s success depends on general political, social, and economic conditions and the willingness of consumers to spend money at movie theaters. If going to films becomes less popular or consumers spend less on concessions, LGC’s operations could be adversely affected. In addition, LGC’s operations could be adversely affected if consumers’ discretionary income falls as a result of an economic downturn. Geopolitical events, including the threat of domestic terrorism or cyber-attacks, could cause people to avoid our theaters or other public places where large crowds are in attendance. In addition, due to LGC’s concentration in certain markets, natural disasters such as hurricanes or earthquakes in those markets could adversely affect our overall results of operations.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer ordinary shares, preferred shares, warrants to purchase ordinary shares, preferred shares, debt securities, (not to exceed $10,000,000 in the aggregate), or units consisting of a combination of any or all of these securities at an aggregate offering price of up to $50,000,000. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation Of Documents By Reference” before investing in any of the securities offered.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our unaudited capitalization and indebtedness as of January 31, 2020. This table should be read in conjunction with the consolidated audited financial statements for the two years ended July 31, 2019 beginning on page F-1 of the 2019 Form 20-F and consolidated unaudited financials for the six months ended January 31, 2020 as filed on Form 6-K both of which are incorporated by reference into this prospectus.

As at January 31, 2020 (Unaudited )
Total Liabilities	$2,042,942

Shareholders’ Equity
Ordinary shares, $0.001 par value, 100,000,000 shares authorized, 37,074,672 shares issued and outstanding as of January 31, 2020	$37,075
Additional paid-in capital	$9,492,893
Statutory reserve	$355,912
Accumulated deficit	$(1,655,578)
Accumulated other comprehensive loss	$(117,024)
Total Stockholders’ Equity	$8,113,278

Total Capitalization and Indebtedness	$10,156,220

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer, from time to time, our ordinary shares, warrants to purchase ordinary shares, debt securities, or units consisting of a combination of any or all of these securities in amounts we will determine from time to time, under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. See “Description of Share Capital,” “Description of Warrants,” “Description of Debt Securities,” “Description of Units,” and “Description of Debt Securities” below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	Designation or classification;

•	Aggregate principal amount or aggregate offering price;

•	Rates and times of payment of interest or dividends, if any;

•	Redemption, conversion or sinking fund terms, if any;

•	Voting or other rights, if any;

•	Conversion prices, if any; and

•	Important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

DESCRIPTION OF SHARES

We are a British Virgin Islands company with limited liability and our affairs are governed by our amended and restated memorandum and articles of association, as amended and restated from time to time, and the BVI Business Companies Act of 2004, as amended, which is referred to as the BVI Act below and the common law of the British Virgin Islands.

We are authorized to issue up to 100,000,000,000 ordinary shares and Class A preferred share, with a par value of $0.001 each. As of the date of this prospectus, there are 47,014,674 ordinary shares issued and outstanding. There are no Class A preferred shares outstanding. The following are summaries of material provisions of our current amended and restated memorandum and articles of association which are currently effective and the BVI Act insofar as they relate to the material terms of our ordinary shares. You should read the forms of our current memorandum and articles of association, which was filed as an exhibit to our 2019 Form 20-F. For information on how to obtain copies of our current memorandum and articles of association, see “Where You Can Find Additional Information.”

Ordinary Shares

General

All of our issued ordinary shares are fully paid and non-assessable. Certificates evidencing the ordinary shares are issued in registered form. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our ordinary shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Under the BVI Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. If  (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

Distributions

Shareholders holding ordinary shares in the Company are entitled to receive such dividends as may be declared by our board of directors subject to the BVI Act and the memorandum and articles of association.

Voting rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the memorandum and articles of association. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share that such shareholder holds.

Election of directors

BVI law permits cumulative voting for the election of directors only if expressly authorized in the memorandum and articles of association. There is nothing under BVI law which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors. Our memorandum and articles of association do not provide for cumulative voting for elections of directors.

Meetings

Under our memorandum and articles of association, a copy of the notice of any meeting of shareholders shall be given not less than seven (7) days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of our outstanding voting shares. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the shares entitled to vote on the matters to be considered at the meeting have agreed to short notice of the meeting, or if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than one-third of the issued shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the ordinary shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one (1) hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board is not present then the members present shall choose a shareholder to act to chair the meeting of the shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy shall preside as chairman, failing which the oldest individual member or member representative shall take the chair.

A corporation that is a shareholder shall be deemed for the purpose of our memorandum and articles of association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Protection of minority shareholders

British Virgin Islands law permits a minority shareholder to commence a derivative action in our name, or an unfair prejudice claim, or seek a restraining or compliance order, as appropriate, to challenge, for example (1) an act which is ultra vires or illegal, (2) an act which is likely to be oppressive, unfairly discriminatory or unfairly prejudicial to a shareholder, (3) an act which constitutes an infringement of individual rights of shareholders, such as the right to vote, (4) conduct of the Company or a director which contravenes the BVI Act or our memorandum and articles of association or (5) an irregularity in the passing of a resolution which requires a majority of the shareholders.

Pre-emptive rights

Our memorandum and articles of association disapply the pre-emptive rights provisions of the BVI Act and do not provide for any other pre-emptive rights. Accordingly, there are no pre-emptive rights applicable to the issue by us of new shares.

Transfer of shares

Subject to the restrictions in our memorandum and articles of association, and applicable securities laws, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form, in the case of listed shares, in any manner permitted by and in accordance with the rules of the relevant exchange, or in any other form which our directors may approve.

Liquidation

As permitted by the BVI Act and our memorandum and articles of association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We also may be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among the shareholders. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Calls on ordinary shares and forfeiture of ordinary shares

Our board of directors may, on the terms established at the time of the issuance of such ordinary shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least fourteen (14) days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of shares

Subject to the provisions of the BVI Act, we may issue ordinary shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our memorandum and articles of association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities may be listed.

Modifications of class rights

If at any time, the Company is authorized to issue more than one (1) class of ordinary shares, all or any of the rights attached to any class of ordinary shares may be amended only with the consent in writing of or by a resolution passed at a meeting of not less than fifty percent (50%) of the shares of the class to be affected.

Changes in the number of ordinary shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors, subject to our memorandum and articles of association:

•	amend our memorandum and articles of association to increase or decrease the maximum number of ordinary shares we are authorized to issue;

•	divide our authorized and issued ordinary shares into a larger number of shares;

•	combine our authorized and issued ordinary shares into a smaller number of shares; and

•	create new classes of shares with preferences to be determined by resolution of the board of directors to amend the memorandum and articles of association to create new classes of shares with such preferences at the time of authorization.

Inspection of books and records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

A member of the Company is also entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors, and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find More Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional shares

Our memorandum and articles of association authorizes our board of directors to issue additional shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Preferred Shares

Our memorandum and articles of association authorizes the creation and issuance without shareholder approval preferred shares up to the maximum number of authorized but unissued shares, divided into a single class, Class A preferred shares, with such designation, rights and preferences as may be determined by a resolution of our board of directors to amend the memorandum and articles of association to create such designations, rights and preferences. Under BVI law, all shares of a single class must be issued with the same rights and obligations. No preferred shares are currently issued or outstanding. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of ordinary shares. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we may do so in the future.

The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution to amend our memorandum and articles of association provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least thirty percent (30%) of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above thirty percent (30%).

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a BVI company, and which may be the company’s parent or subsidiary, but need not be) is set out in the BVI Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI company or BVI companies which are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands. The merger or consolidation is effective on the date that the articles of merger or consolidation are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger or consolidation becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger or consolidation by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar of Corporate Affairs shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the company, it is also possible for a merger or consolidation to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the BVI Act.

A shareholder may dissent from (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than fifty percent (50%) in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of ten percent (10%), or fewer of the issued shares of the company required by the holders of ninety percent (90%), or more of the shares of the company pursuant to the terms of the BVI Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court (each, an Action). A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within twenty (20) days who gave written objection. Such objection shall include a statement that the member proposes to demand payment for his or her shares if the Action is taken. These shareholders then have twenty (20) days to give to the company their written election in the form specified by the BVI Act to dissent from the Action, provided that in the case of a merger, the twenty (20) days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven (7) days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company shall make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have thirty (30) days to agree upon the price. If the company and a shareholder fail to agree on the price within the thirty (30) days, then the company and the shareholder shall, within twenty (20) days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the following circumstances apply:

•	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

•	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

•	whether the shareholder is acting in good faith;

•	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;

•	whether the action is likely to proceed;

•	the costs of the proceedings; and

•	whether an alternative remedy is available.

Restraining or compliance order

If a BVI company or a director of a BVI company engages in, proposes to engage in or has engaged in, conduct that contravenes the BVI Act or the memorandum or articles of the company, the Court may, on the application of a shareholder of the company pursuant to Section 184B of the BVI Act, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes, the BVI Act or the company's memorandum or articles.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended), for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

Our memorandum and articles of association provide that, subject to certain limitations, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

•	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions in our Memorandum and Articles of Association

Some provisions of our articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. The memorandum and articles of association of the company also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors, in the exercise of their powers granted to them under our memorandum and articles of association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe fiduciary duties to the company both at common law and under statute including, among others, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association. The directors owe their duties to the company itself as distinct body rather than to the shareholders of the company (either collectively or individually) so, where there has been a breach of fiduciary duty by a director, it would typically be for the company to raise proceedings against the director for the breach. Only in special circumstances would the directors of a company become subject to a fiduciary duty to the shareholders of the company such that a shareholder would be able to raise proceedings against the director.

Pursuant to the BVI Act and our memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and memorandum and articles of association allow our shareholders holding thirty percent (30%) or more of the votes of the outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under BVI law to hold shareholders’ annual general meetings, but our memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under British Virgin Islands law, our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed from office, with or without cause, by a resolution of shareholders. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three (3) years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned fifteen percent (15%) or more of the target’s outstanding voting shares within the past three (3) years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our memorandum and articles of association fails to expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding one hundred percent (100%) of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders or a resolution of the directors, provided that the directors have made a declaration of solvency that the company is able to discharge its debts as they fall due and that the value of the company’s assets exceed its liabilities.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class. For these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our memorandum and articles of association be effected by resolution of directors without shareholder approval.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our memorandum and articles of association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase ordinary shares, preferred shares, debt securities or units representing a combination thereof. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

•	The title of the warrants;

•	The total number of warrants;

•	The price or prices at which the warrants will be issued;

•	The price or prices at which the warrants may be exercised;

•	The currency or currencies that investors may use to pay for the warrants;

•	The date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	Whether the warrants will be issued in registered form or bearer form;

•	Information with respect to book-entry procedures, if any;

•	If applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	If applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	If applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	If applicable, a discussion of material United States federal income tax considerations;

•	If applicable, the terms of redemption of the warrants;

•	The identity of the warrant agent, if any;

•	The procedures and conditions relating to the exercise of the warrants; and

•	Any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of ordinary shares will not have any rights of holders of ordinary shares and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into ordinary shares or preferred shares. In no case shall the amount of the debt securities issued under an indenture exceed the aggregate principal amount outstanding at any one time of $10,000,000 during a 36-month period. We may issue the debt securities independently or together with any underlying securities, and warrants may be attached or separate from the underlying securities. We may also issue a series of debt securities under a separate indenture agreement to be entered into between us and an indenture agent. Such indenture agreement, if any, will not be qualified with the SEC pursuant to an exemption. The indenture agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

•	The title of the debt securities;

•	The total amount of the debt securities;

•	The amount or amounts of the debt securities will be issued and interest rate;

•	The conversion price at which the debt securities may be converted;

•	The date on which the right to exercise the debt securities will commence and the date on which the right will expire;

•	If applicable, the minimum or maximum amount of debt securities that may be exercised at any one time;

•	If applicable, the designation and terms of the underlying securities with which the debt securities are issued and the amount of debt securities issued with each underlying security;

•	If applicable, a discussion of material United States federal income tax consideration;

•	If applicable, the terms of the payoff of the debt securities;

•	The identity of the indenture agent, if any;

•	The procedures and conditions relating to the exercise of the debt securities; and

•	Any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or exercise of the debt securities.

Debt Securities

We may issue the debt securities in one or more series under one or more agreements, which may include a trust indenture to be entered into between us and a bank, trust company, or other financial institution as indenture agent, if any.

In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture. However, if a trust indenture is requested by a placement agent, underwriter or broker-dealer as a condition of the financing, we will provide and enter into a trust indenture unless we are required to register such trust indenture under the Trust Indenture Act of 1939 (“Trust Indenture Act”) in which we will pass on the financing under this registration statement. Any trust indenture that we may enter into will be exempt from registration under Section 304(a)(9) of the Trust Indenture Act and Rule 4a-3 promulgated thereunder, which provides for an exemption for debt securities in which the aggregate principal amount of outstanding will not exceed $10,000,000 in the aggregate during a 36-month period. We will not issue debt securities, if any, pursuant to a trust indenture that will exceed $10,000,000 in the aggregate at any one time during a 36-month period. If a trust indenture is entered into, we will file the indenture as an exhibit on Form 6-K before making any offer of debt securities.

The indenture agent under an indenture agreement, if any, will act solely as our agent in connection with the debt securities issued under that agreement. Any holder of debt securities may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those debt securities in accordance with their terms.

Form, Exchange and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their debt securities, holders of debt securities exercisable for shares of debt securities will not have any rights of holders of ordinary shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at an exercise price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our ordinary shares, preferred shares, warrants and debt securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	Whether the units will be issued in fully registered or global form; and

•	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Share,” “Description of Warrants,” and “Description of Debt Securities” above, will apply to each unit and to each security included in each unit, respectively.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities to fund our growth plans, for working capital, and for other general corporate purposes.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

•	Through agents;

•	To or through underwriters;

•	Through broker-dealers (acting as agent or principal);

•	Directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

•	Through a combination of any such methods of sale; or

•	Through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	Block transactions (which may involve crosses) and transactions on the NYSE American or any other organized market where the securities may be traded;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	Ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	Sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	Sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

If more than ten percent (10%) of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

EXPENSE OF THE ISSUANCE AND DISTRIBUTION

The following table sets forth those expenses to be incurred by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$6,490
Legal fees and expenses	75,000
Accounting fees and expenses		(1)
Printing and postage expenses		(1)
Miscellaneous expenses		(1)
Total		(1)

(1) These expenses are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered, as well as the number of offerings. The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended July 31, 2019, in our Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since July 31, 2019.

LEGAL MATTERS

Certain legal matters related to the securities offered by this prospectus will be passed upon on the Company’s behalf by Ogier, with respect to matters of British Virgin Islands law, and Lewis Brisbois Bisgaard & Smith LLP, San Francisco, CA, with respect to matters of United States law. Legal matters as to PRC law will be passed upon for us by SD & Partners. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

Friedman LLP, an independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 20-F for the year ended July 31, 2019, which is incorporated by reference in this prospectus and elsewhere in the registration statement. In addition, the consolidated financial balance sheet of LGC and subsidiaries as of June 30, 2019 and 2018, and the related consolidated statements of income and comprehensive income, change in shareholders’ equity, and cash flows for each of the three years then ended, and the related notes, have been audited by Friedman LLP as stated in their report which is included herein. Such financial statements and schedules of the Company and of LGC have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands business company, such as:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange controls or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include, but are not limited to:

•	the British Virgin Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

•	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located in the PRC. In addition, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Ogier, our counsel with respect to the laws of BVI, and SD & Partners, our counsel with respect to PRC law, have advised us (privilege in which advice is not waived) that there is uncertainty as to whether the courts of the BVI or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the BVI or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is uncertainty with regard to British Virgin Islands law as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature. If such a determination is made, the courts of the British Virgin Islands are also unlikely to recognize or enforce the judgment against a British Virgin Islands company. Because the courts of the British Virgin Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the British Virgin Islands. Ogier has advised us that although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the federal or state courts of the United States, in certain circumstances a judgment obtained in such jurisdiction may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Commercial Division of the Eastern Caribbean Supreme Court in the British Virgin Islands, provided such judgment:

•	is given by a foreign court of competent jurisdiction;

•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

•	is final;

•	is not in respect of taxes, a fine, a penalty or similar fiscal or revenue obligations of the company; and

•	was not obtained in a fraudulent manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the British Virgin Islands.

In appropriate circumstances, a British Virgin Islands court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

SD & Partners has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. SD & Partners has advised us further that there are no treaties between China and the United States for the mutual recognition and enforcement of court judgments, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file with or furnish to the SEC reports, including annual reports on Form 20-F and other information. All information filed with or furnished to the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC’s website at www.sec.gov.

We also maintain a website at www.atifchina.com, but information contained on our website is not incorporated by reference in this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus and any accompanying prospectus supplement are part of the registration statement and do not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.